Exhibit 4.1

HEALTHSOUTH CORPORATION
as Issuer
and
Wells Fargo Bank, National Association
as Trustee

Indenture
Dated as of November 18, 2013

2.00% Convertible Senior Subordinated Notes due 2043

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(Continued)

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(Continued)

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(Continued)

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(Continued)

		Page
Section 14.07.	Legal Holiday	84
Section 14.08.	Rules by Trustee, Paying Agent, Conversion Agent and Registrar	84
Section 14.09.	Governing Law; Waiver of Jury Trial	84
Section 14.10.	No Adverse Interpretation of Other Agreements	84
Section 14.11.	Successors	84
Section 14.12.	Counterparts	84
Section 14.13.	Severability	85
Section 14.14.	Table of Contents and Headings	85
Section 14.15.	No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders	85
Section 14.16.	U.S.A. PATRIOT Act	85
EXHIBITS
EXHIBIT A        Form of Note
EXHIBIT B        DTC Legend
    EXHIBIT C        OID Legend
EXHIBIT D        Transfer Restriction Legend
EXHIBIT E        Certificate for Exchange or Transfer of Transfer Restricted Notes

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INDENTURE dated as of November 18, 2013 between HealthSouth Corporation, a Delaware corporation (the “Company”) and Wells Fargo Bank, National Association, a national banking association, as Trustee.
RECITALS
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Company’s 2.00% Convertible Senior Subordinated Notes due 2043 (the “Notes”). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company against payment therefor, the valid obligations of the Company as hereinafter provided.
THIS INDENTURE WITNESSETH
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the benefit of each other, the benefit of Senior Debt to the extent provided herein, and the equal and proportionate benefit of all Holders, as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.    Definitions.
“5% Shareholder” has the meaning ascribed to “5-percent shareholder” in Section 382.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.
“Agent” means any Registrar, Paying Agent, DTC Custodian, or Conversion Agent.
“Agent Member” means a member of, or a participant in, the Depositary.
“Applicable Conversion Rate” means the Conversion Rate on any day.
“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer, exchange or conversion of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such payment, tender, redemption, transfer, exchange or conversion.
“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.
“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.
“Business Day” means any weekday that is not a day on which banking institutions in The City of New York or the place of payment of the Notes are authorized or obligated by law to remain closed.
“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person, but excluding debt securities convertible into any such equity.
“Certificated Note” means a Note in registered individual form without interest coupons that is not a Global Note.
“Close of Business” means 5:00 p.m. (New York City time).
“Closing Date” means November 18, 2013.
“Closing Price” of Common Stock or any other security on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the last average bid and the last average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock or such other security is traded. If Common Stock or such other security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Closing Price will be the last quoted bid price for Common Stock or such other security in the over‑the‑counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If Common Stock or such other security is not so quoted, the Closing Price will be the average of the mid-point of the last bid and ask prices for Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The Closing Price will be determined without reference to extended or after hours trading. Notwithstanding the foregoing, if the Closing Price must be determined on any Trading Day for a Unit of Reference Property, the Closing Price on such Trading Day for such Unit of Reference Property will be determined in good faith by the Board of Directors.
“Commission” means the Securities and Exchange Commission.
“Common Stock” means common stock of the Company, $0.01 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding‑up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 5.01.
“Company Stock” means Common Stock and, to the extent specified in a notice from the Company to any Holder prior to any conversion, any other interest in the Company that the Company determines will be treated as stock of the Company for purposes of applying Section 382 to the Company.
“Contingent Interest Period” means the six month period from, and including, an Interest Payment Date to, but excluding, the next Interest Payment Date.
“Contingent Interest Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations (expressed as an amount per $1,000 principal amount of Notes) obtained by the Company for five million dollars ($5,000,000) in principal amount of the Notes at approximately 3:30 p.m., New York City time, on such Trading Day from two independent nationally recognized securities dealers the Company selects; provided, however, that if at least two such bids cannot reasonably be obtained by the Company, but one (1) such bid can reasonably be obtained by the Company, then such one bid will be used; provided, further, that if the Company cannot reasonably obtain at least one bid for five million dollars ($5,000,000) in principal amount of the Notes from a nationally recognized securities dealer or if, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Contingent Interest Trading Price per $1,000 principal amount of the Notes will be determined by a nationally recognized securities dealer retained by the Company for such purpose.
“Conversion Price” per share of Common Stock as of any day means $1,000 divided by the Conversion Rate on such day.
“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee in respect of this Indenture is principally administered, which at the date of this Indenture is located at 7000 Central Parkway NE, Suite 550, Atlanta, GA 30328, Attn: Corporate Trust Services, and with respect to Agent services such office shall also mean the office or agency of the Trustee located at 608 Second Avenue South, N9303-121, Minneapolis, MN 55479, Attn: Corporate Trust Operations, or such other address as to which the Trustee may give notice to the Company.
“Daily Conversion Value” means, for any Trading Day during an Observation Period, 5.00% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume Weighted Average Price for such Trading Day.

“Daily Measurement Value” means, for any Observation Period used to calculate the Conversion Obligation for a Note to which Combination Settlement applies, (i) the Specified Dollar Amount for such Combination Settlement divided by (ii) 20.
“Daily Settlement Amount” means, for any Trading Day during an Observation Period, (i) an amount of cash equal to the lesser of (x) the Daily Measurement Value for such Observation Period and (y) the Daily Conversion Value for such Trading Day and, (ii) if the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value for such Observation Period, a number of shares of the Common Stock equal to (x) the difference between the Daily Conversion Value for such Trading Day and the Daily Measurement Value for such Observation Period, divided by (y) the Volume Weighted Average Price for such Trading Day.
“Debt” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money (other than non-recourse obligations); and (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Depositary” means DTC or the nominee thereof, or any successor thereto.
“DTC” means The Depository Trust Company, a New York corporation, and its successors.
“DTC Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.
“DTC Legend” means the legend set forth in Exhibit B.
“Effective Date” means (i) with respect to a Non-Stock Change of Control transaction, the date that such Non-Stock Change of Control transaction becomes effective and (ii) with respect to any conversion in connection with a Redemption Date under Section 11.01(a), the applicable Conversion Date.
“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, in each case as amended.
“Exchange Transactions” refers to transactions whereby holders of Preferred Stock exchange Preferred Stock for the Notes pursuant to Exchange Agreements dated as of November 13, 2013 or Exchange Agreements executed after the Closing Date that are determined by the New York Stock Exchange to be a series of transactions related to the Exchange Agreements dated as of November 13, 2013 under Section 312.03(b) of the New York Stock Exchange Listed Company Manual.
“Ex‑Date” means, with respect to any issuance, dividend or distribution on Common Stock, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such distribution.

“Final Conversion Period Start Date” means the 30th Scheduled Trading Day immediately preceding the Maturity Date.
“Five-Day VWAP” means the arithmetic average of the Volume Weighted Average Price for the five consecutive Trading Days ending two Trading Days prior to the applicable Conversion Date.
“Freely Tradable” means, with respect to the Notes and the shares of Common Stock issuable upon the conversion of the Notes, that such Notes and shares of Common Stock, if any, (i) are eligible to be sold by a Person who has not been an Affiliate of the Company during the preceding three months without any volume or manner of sale restrictions under the Securities Act, (ii) do not bear a Transfer Restriction Legend and (iii) with respect to Global Notes only, are identified by an unrestricted “CUSIP”, “ISIN” or other similar number in the facilities of the applicable Depositary.
“Fundamental Change” means (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that the person or group has become the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of the Voting Securities of the Company representing more than 50% of the voting power of its Voting Securities; (ii) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Subsidiary of the Company; provided, however, that a transaction where the holders of more than 50% of all classes of the Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, more than 50% of all classes of Voting Securities of the continuing or surviving corporation or transferee immediately after the event shall not be a Fundamental Change; (iii) the Company is liquidated or dissolved or holders of its Capital Stock approve any plan or proposal for its liquidation or dissolution; or (iv) the Common Stock ceases to be listed on a national securities exchange or quoted on an over-the-counter market in the United States; provided, however, that a Fundamental Change shall not be deemed to have occurred if (A) more than 90% of the consideration (excluding cash payments for fractional shares and cash payment pursuant to statutory appraisal rights) in the transaction or transactions consists of shares of common stock of a United States company with full voting rights traded on a national securities exchange or quoted on an over-the-counter market in the United States (or which shall be so traded or quoted when issued or exchanged in connection with such transaction) and (B) as a result of such transaction or transactions the Notes become convertible solely into such common stock.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Global Note” means a Note in registered global form without interest coupons registered to the Depositary.

“Holder” or “Noteholder” means the registered holder of any Note.
“Indenture” means this indenture, as amended or supplemented from time to time.
“Indirect Participant” means an entity that, with respect to any Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.
“Initial Notes” means the Notes issued on the Closing Date and any Notes issued in replacement thereof, which Initial Notes shall be Unrestricted Notes as of the Closing Date.
“Interest Payment Date” means each June 1 and December 1 of each year, commencing June 1, 2014.
“Market Disruption Event” means, with respect to Common Stock or any other security, the occurrence or existence for more than one-half hour period in the aggregate on any Scheduled Trading Day for Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in Common Stock or such other security or in any options, contracts or future contracts relating to Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
“Maturity Date” means December 1, 2043.
“Non-Stock Change of Control” means a transaction described in clause (ii) of the definition of Fundamental Change in this Section 1.01, where 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not shares of common stock of a United States company with full voting rights traded on a national securities exchange or quoted on an over-the-counter market in the United States (or which shall be so traded or quoted when issued or exchanged in connection with such transaction).
“Notes” has the meaning assigned to such term in the Recitals.
“Observation Period” means, with respect to any Note surrendered for conversion, (i) if the Conversion Date applicable to such Note occurs prior to the Final Conversion Period Start Date, the 20 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following such Conversion Date; provided, however, that if such Conversion Date occurs 20 or fewer Trading Days prior to any Redemption Date or any Purchase Date, then the Observation Period shall be the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day (or, the immediately following Trading Day, if such Scheduled Trading Day is not a Trading Day) immediately preceding such Redemption Date or Purchase Date, as applicable, and (ii) if the Conversion Date applicable to such Security occurs on or after the Final Conversion Period Start Date, the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day (or, the immediately following Trading Day, if such Scheduled Trading Day is not a Trading Day) immediately preceding the Maturity Date.

“Officer” means the chairman of the Board of Directors, the president, the chief executive officer, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary, in each case of the Company.
“Officer’s Certificate” means a certificate signed by any of the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, President or a Vice President, Treasurer, an Assistant Treasurer, Controller, Secretary or an Assistant Secretary of the Company and delivered to the Trustee.
“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably satisfactory to the Trustee.
“Participant” means a Person who has an account with the Depositary.
“Paying Agent” refers to a Person engaged to perform the obligations of the Company in respect of an office or agency where Notes may be presented for payment.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
“Preferred Stock” means the Company’s 6.50% Series A Convertible Perpetual Preferred Stock, $0.10 par value and liquidation preference $1,000 per share.
“principal” of any Debt (including the Notes) means the principal amount of such Debt (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.
“Redemption Date” means the date specified for redemption of the Notes in accordance with the terms of the Notes and Article 11.
“Regular Record Date” for the interest payable on any Interest Payment Date means the May 15 or November 15 immediately preceding such Interest Payment Date.
“Related Person” means, with respect to any Holder, any Person that would be treated as owning shares of Company Stock owned by such Holder at any time during the Section 382 Testing Period ending on the Conversion Date, applying the attribution rules in Section 382, but such term shall not include a “public group” as defined in Treasury Regulation Section 1.382-2T(f)(13).
“Repurchase Date” means the Fundamental Change Repurchase Date or the Designated Repurchase Date, as applicable.
“Repurchase Price” means the Fundamental Change Repurchase Price or the Designated Repurchase Price, as applicable.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the trustee within the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge and familiarity with the particular subject matter.
“Rule 144” means Rule 144 promulgated under the Securities Act or any successor to such Rule.
“Rule 144A” means Rule 144A promulgated under the Securities Act or any successor to such Rule.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.
“Section 382” means Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.
“Section 382 Testing Period” has the meaning ascribed to “testing period” in Section 382, as applied to the Company.
“Securities Act” means the Securities Act of 1933, and the rules and regulations of the Commission thereunder, in each case as amended.
“Senior Debt” means all indebtedness and obligations (other than the Notes but including indebtedness and obligations arising under that certain Indenture by and between the Company and Wells Fargo Bank, National Association, as successor to The Bank of Nova Scotia Trust Company of New York, dated as of December 1, 2009 and that certain Third Amended and Restated Credit Agreement by and among the Company, Barclays Bank PLC and the other parties thereto, dated as of August 10, 2012, in either case, as amended or supplemented) of, or guaranteed or assumed by, the Company (i) for borrowed money and (ii) that are evidenced by bonds, debentures, notes or other similar instruments, in each case, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations, excluding in any such case (a) trade accounts payable, (b) accrued liabilities arising in the ordinary course of business, (c) indebtedness of the Company to any of the Subsidiaries of the Company, or (d) indebtedness or obligations for which the instrument by which such indebtedness or obligations are created, incurred, assumed or guaranteed by the Company, or are evidenced, provides that they are subordinated, or are not superior, in right of payment to the Notes.
“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.
“Stock Price” means (i) with respect to a Non-Stock Change of Control, the price paid per share of Common Stock in the Non-Stock Change of Control (in the case of a Non-Stock Change of Control in which holders of Common Stock receive only cash), or in the case of any other Non-Stock Change of Control, the average of the Closing Prices per share of Common Stock over the five

Trading-Day period ending on the Trading Day immediately preceding the Effective Date of such Non-Stock Change in Control, and (ii) with respect to any conversion in connection with a Redemption Date under Section 11.01(a), the Five-Day VWAP.
“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Securities is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).
“Trading Day” means, except as otherwise provided in Section 10.02(b)(iv), with respect to Common Stock or any other security, a day during which (i) trading in Common Stock or such other security generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange, if any, on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market, if any, on which the Common Stock is then admitted for trading, (ii) there is no Market Disruption Event and (iii) a Closing Price for Common Stock or such other security (other than a Closing Price referred to in the next to last sentence of such definition) is available for such securities exchange or market; provided that if Common Stock or such other security is not admitted for trading or quotation on or by any exchange, bureau or other organization, Trading Day will mean any Business Day.
“Transfer Restricted Global Note” means a Global Note that is a Transfer Restricted Note.
“Transfer Restricted Note” means a Note that is subject to resale restrictions pursuant to the Securities Act of 1933, and the rules and regulations thereunder, in each case as amended.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect on the Closing Date and, to the extent required by law, as amended.
“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 7 and thereafter means the successor serving hereunder.
“Unit of Reference Property” means the amount and kind of Reference Property that a Holder of $1,000 in principal amount of Notes would receive in a Disposition Event; provided, however, that if, in any Disposition Event, the Holders may exchange their Notes for more than one amount and kind of Reference Property and may elect which amounts and kinds of Reference Property they receive, a Unit of Reference Property will consist of the weighted average of the amounts and kinds of Reference Property received by Holders that affirmatively make such election.
“Unrestricted Global Note” means a Global Note that is not a Transfer Restricted Note.
“Unrestricted Note” means a Note that is not a Transfer Restricted Note.
“Upside Trigger” means $1,200 per $1,000 principal amount of Notes.

“Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page “HLS <equity> VWAP” (or, in connection with any Reference Property, the applicable price of such Reference Property as displayed on Bloomberg, as determined by the Company) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day. If such price is not available, the Volume Weighted Average Price means the market value per share of Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.
“Voting Securities” means, with respect to any Person, securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
Section 1.02.    Other Definitions.

Term	Defined in Section
“5% Shareholder Provision Waiver Notice”	10.29
“Act”	1.04
“Additional Interest”	6.15(a)
“Additional Notes”	2.14
“Averaging Period”	10.10
“Bankruptcy Default”	6.01(i)
“Cash Settlement”	10.02(b)
“Combination Settlement”	10.02(b)
“Company Order”	2.02
“Contingent Interest”	12.03
“Contingent Interest Measurement Period”	12.03
“Contingent Payment Regulations”	13.01
“Conversion Agent”	2.03
“Conversion Date”	10.02(a)
“Conversion Obligation”	10.01(a)
“Conversion Rate”	10.01(a)
“Defaulted Interest”	12.02
“Designated Repurchase Date”	3.01(b)
“Designated Repurchase Price”	3.01(b)
“Disposition Event”	10.12
“EDGAR”	4.04
“Event of Default”	6.01
“Expiration Date”	10.10
“Free Trade Date”	6.15(b)
“Fundamental Change Repurchase Date”	3.01(a)
“Fundamental Change Repurchase Notice”	3.01(a)
“Fundamental Change Repurchase Price”	3.01(a)
“group”	3.01(a)

Term	Defined in Section
“Indenture Shares”	10.27(a)
“Last Original Issuance Date”	6.15(b)
“Legal Holiday”	14.07
“Make-Whole Shares”	10.13(a)
“Maximum Shares”	10.27(a)
“Paying Agent”	2.03
“Payment Blockage Notice”	13.06(a)
“Payment Default”	13.06(a)
“Physical Settlement”	10.02(b)
“Primary Registrar”	2.03
“Redemption Price”	11.01(c)
“Reference Property”	10.11
“Register”	2.03
“Registrar”	2.03
“Rights”	10.23
“Repurchase Notice”	3.01(c)
“Restricted Shares”	10.26
“Settlement Method”	10.02(b)
“Shareholders Rights Plan”	10.23
“Special Record Date”	12.02(a)
“Specified Dollar Amount”	10.02
“Spin-Off”	10.08(b)
“Transfer Restriction Legend”	2.14
“Trigger Event”	10.11
“Valuation Period”	10.08(b)
“Weighted Average Consideration”	10.12
Section 1.03.    Rules of Construction.  Unless the context otherwise requires or except as otherwise expressly provided,
(a) a term has the meaning assigned to it;
(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;
(d) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;
(e) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(f) references herein to days mean calendar days unless Business Days or Trading Days are expressly indicated;
(g) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;
(h) “or” is not exclusive;
(i) “including” means including, without limitation;
(j) words in the singular include the plural, and words in the plural include the singular; and
(k) the term “interest” includes Additional Interest or Contingent Interest, if any, but without duplication.
Section 1.04.    Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with the Applicable Procedures or customary procedures of the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder of any Note shall bind every future Holder of the same Note and the Holder of any Common Stock issued upon the registration thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
Section 1.05.    Section 382 Interpretive Provisions.  For purposes of this Indenture:
(a) ownership of Company Stock shall be determined using the rules applicable to the Company under Section 382;
(b) the Notes shall not be treated as having been converted for purposes of Section 382 prior to the actual conversion thereof; and
(c) Article 10 shall be interpreted and applied in a manner consistent with the intent of eliminating increases in the ownership of Company Stock by 5% Shareholders other than public groups as determined for purposes of applying Section 382 to the Company.

ARTICLE 2

THE NOTES
Section 2.01.    Form, Dating and Denominations; Legends.
(a) The Notes and the Trustee’s certificate of authentication for the Notes will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Note annexed as Exhibit A constitute and are hereby expressly made a part of this Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Indenture and a Note, the terms of this Indenture will control. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable only in minimum denominations of $1,000 in principal amount and any integral multiple of $1,000 in excess thereof. The Initial Notes are being issued by the Company pursuant to the Exchange Transactions entered into on the Closing Date in a transaction exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act. The Initial Notes shall be issued as Unrestricted Notes. The Notes will be subordinated in right of payment to the Senior Debt as provided in Article 13.
(b) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases, conversions or issuances of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary. The Company has entered into a letter of representations with the Depositary in the form provided by the Depositary and the Trustee and each Agent is hereby authorized to act in accordance with such letter and Applicable Procedures.
The Global Notes representing the Initial Notes shall initially be Unrestricted Notes.
Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
(c) Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with Section 2.02, authenticate and deliver initially one or more Global Notes that

(i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear a legend substantially to the effect set forth in Exhibit B.
(d) Transfer Restriction Legend. All Transfer Restricted Notes shall bear the Transfer Restriction Legend.
Section 2.02.    Execution and Authentication.  An Officer shall sign the Notes for the Company by manual or facsimile signature. Typographic errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.
If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
A Note shall not be valid until an authorized signatory of the Trustee signs manually the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
On the Closing Date, the Company shall issue, and the Trustee shall authenticate and make available for delivery, the Initial Notes for original issue in the aggregate principal amount of $320,000,000. After the Closing Date, the Company may issue, and the Trustee shall authenticate and make available for delivery, Additional Notes issued pursuant to Section 2.14. The Trustee shall so authenticate and make available for delivery Notes upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Notes to be authenticated, shall specify whether such Notes will be represented by a Transfer Restricted Global Note or an Unrestricted Global Note and shall specify the date on which each original issue of Notes is to be authenticated; provided that any Initial Notes shall be issued in the form of an Unrestricted Note that is a Global Note.
The Company at any time or from time to time may, without the consent of any Holder, issue Additional Notes pursuant to Section 2.14, which Additional Notes shall be entitled to all of the benefits of this Indenture. Such Additional Notes will be deemed Notes for all purposes hereunder, including without limitation in determining the necessary Holders who may take the actions or consent to the taking of actions as specified in this Indenture.
The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $1,000 principal amount and any integral multiple of $1,000 in excess thereof.

Section 2.03.    Registrar, Paying Agent and Conversion Agent.  The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Notes may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be delivered. The Company shall at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be delivered in the United States. One of the Registrars (the “Primary Registrar”) shall keep a register of the Notes and of their transfer and exchange (the “Register”).
The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or location for delivery of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Registrar, Conversion Agent or Paying Agent (except for the purposes of Article 8); provided that if the Company or any Affiliate of the Company is acting as Paying Agent, and an Event of Default occurs under either of Section 6.01(h) or 6.01(i), thereafter the Trustee shall serve as the Paying Agent.
The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the United States (located at the Corporate Trust Office) for each of the aforesaid purposes. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.
Section 2.04.    Paying Agent to Hold Money in Trust.  Prior to 12:00 p.m., New York City time, on each date on which the principal amount of or interest (including Additional Interest), if any, on any Notes is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal amount or interest (including Additional Interest), if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal amount of or interest (including Additional Interest), if any, on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 12:00 p.m., New York City time, on each date on which a payment of the principal amount of or interest (including Additional Interest, if any) on any Notes is due and payable, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05.    Noteholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before 10 Business Days prior to any interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.
Section 2.06.    Transfer and Exchange.  Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the form included in Exhibit A, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without service charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 3.04, Section 9.03(b) or Section 10.02(i) not involving any transfer.
All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.
Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.
The Trustee and Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
The Company shall not be required to (a) register, transfer or exchange Notes during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Notes selected for redemption under Section 11.02 and ending at the Close of Business on the day of such transmission, or (b) register, transfer or exchange any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 2.07.    Replacement Notes.  If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.
Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.
Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.08.    Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those paid pursuant to Section 2.07, those converted pursuant to Article 10, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company and the Trustee receive proof satisfactory to them that the replaced Note is held by a protected purchaser.
If a Paying Agent holds at 12:00 p.m., New York City time, on the Maturity Date cash sufficient to pay the principal amount of the Notes payable on that date, then on and after the Maturity Date, such Notes shall cease to be outstanding and the principal amount thereof shall cease to bear interest (including Additional Interest).
Subject to the restrictions contained in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.09.    Treasury Notes.  In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor.
Section 2.10.    Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.
Section 2.11.    Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, payment, conversion or cancellation and upon written request of the Company shall deliver evidence of the canceled Notes to the Company.
Section 2.12.    CUSIP Numbers.  The Company in issuing the Notes may use one or more “CUSIP” or “ISIN” numbers (if then generally in use) or other similar numbers, and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP”, “ISIN” or other similar numbers.
Section 2.13.    Additional Transfer and Exchange Requirements.
(a) If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the Transfer Restriction Legend, or if a request is made to remove the Transfer Restriction Legend on a Note, the Notes so issued shall bear the Transfer Restriction Legend, or the Transfer Restriction Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Transfer Restriction Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Notes are not “restricted” within the meaning of Rule 144; provided that no such evidence need be supplied in connection with the sale of such Note pursuant to a registration statement that is effective under the Securities Act at the time of such sale. Upon (i) provision of such satisfactory evidence to the Company or the Registrar if requested by the Company or the Registrar, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective under the Securities Act at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Note that does not bear the Transfer Restriction Legend. If the Transfer Restriction Legend is removed from the face of a Note, the Transfer Restriction Legend shall be reinstated at any time the Company reasonably determinates that, to comply with applicable law (including, without limitation, the Securities Act), such Note must bear the Transfer Restriction Legend.
(b) No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Notes, transfers of a Global Note, in whole or in part, shall be made only in accordance with this Section 2.13.
(c) The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.
(i) Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Transfer Restriction Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same or any other Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.13(c)(i).
(ii) In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.13(c)(i), the transferor of such beneficial interest must deliver to the Registrar an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.
(iii) A beneficial interest in any Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.13(c)(ii) and the Registrar receives a duly executed certificate substantially in the form of Exhibit E hereto.
(iv) A beneficial interest in any Transfer Restricted Global Note may be exchanged for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if (1) the exchange or transfer complies with the requirements of Section 2.13(c)(ii) and (2) if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Transfer Restriction Legend are no longer required in order to maintain compliance with the Securities Act is delivered to the Company and the Registrar.
(d) The restrictions imposed by the Transfer Restriction Legend upon the transferability of any Note shall cease and terminate upon the earlier of (i) the sale of such Note pursuant to an effective registration statement under the Securities Act or the transfer of such Note in compliance with Rule 144 (or any successor provision thereto), or (ii) upon the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision). Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.13, be exchanged for a new Note, of like tenor and aggregate principal amount, in accordance with Section 2.13(a).
(e) As used in Section 2.13(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.
(f) This Section 2.13(f) shall apply only to Global Notes:
        (i) Notwithstanding any other provisions of this Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Note may be exchanged for Notes registered in the names of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing and the Trustee or the Holders of a majority of the aggregate principal amount of the outstanding Notes have requested such exchange. Any Global Note exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.
(ii) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully-registered book-entry form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in denominations of $1,000 and shall bear the legends provided for herein applicable thereto. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
(iii) Subject to the provisions of Section 2.13(f)(v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(iv) In the event of the occurrence of any of the events specified in Section 2.13(f)(i) above, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons, and the Trustee shall hold such Certificated Notes in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.
(v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note. Neither the Trustee nor any Agent Member shall have any responsibility or liability for any actions taken or not taken by the Depositary.
Section 2.14. Additional Notes.  If authorized by a resolution of the Board of Directors, the Company shall be entitled to issue Notes under this Indenture in addition to the Initial Notes (“Additional Notes”) which shall have substantially identical terms as the Notes, other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date applicable thereto (to the extent such Additional Notes are issued with a different “CUSIP”, “ISIN” or “Common Code” number than the Notes), and (iv) if such Additional Notes shall be issued in the form of Unrestricted Notes or Transfer Restricted Notes (in which case the Transfer Restricted Notes will bear the legends set forth in Exhibit D (collectively, the “Transfer Restriction Legend”)), the transfer restrictions in respect of Notes that are, respectively, Transfer Restricted Notes or Unrestricted Notes; provided that such issuance shall be made in compliance with this Indenture; provided, further, that no Additional Notes may be issued with the same “CUSIP”, “ISIN” or “Common Code” number as other Notes unless it is so permitted in accordance with applicable law and such Additional Notes are fungible with such other Notes for U.S. federal tax purposes. The Notes issued on the Closing Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, or in a supplemental indenture, the following information:
(1)    the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;
(2)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(3)    the issue price, if any, the issue date of such Additional Notes and the amount of interest payable on the first interest payment date applicable thereto (but only if different than the amount of interest payable on the Notes outstanding immediately prior to the issuance of such Additional Notes on the first interest payment applicable to the Additional Notes);
(4)    the “CUSIP”, “ISIN” or “Common Code” number, as applicable, of such Additional Notes; and
(5)    whether such Additional Notes shall be Transfer Restricted Notes or Unrestricted Notes.
Section 2.15.    No Sinking Fund.  No sinking fund is provided for the Notes.

ARTICLE 3

REPURCHASES
Section 3.01.    Repurchase at the Option of the Holders.

(a) Repurchase Upon Fundamental Change. Upon the occurrence of a Fundamental Change, each Holder shall have the right, at such Holder’s option, subject to the terms and conditions of this Article 3, to require the Company to repurchase for cash all or any portion of such Holder’s Notes in integral multiples of $1,000 principal amount at a price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Fundamental Change Repurchase Date; provided that if the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the interest accrued to such Interest Payment Date will be paid to Holders of the Notes as of the preceding Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to the principal amount of Notes subject to repurchase and shall not include any accrued and unpaid interest (including Additional Interest, if any). Upon a valid exercise of such an option, the Company shall be required to repurchase the Notes on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no earlier than 20 days or later than 35 days after the date on which the

Company mails the notice contemplated by this Section 3.01, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.01(c).
Within 10 Trading Days after the effective date of a Fundamental Change, and, with respect to a Fundamental Change described in clause (ii) of the definition thereof, at least 10 Trading Days prior to the anticipated effective date of such Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first class mail (or send pursuant to Applicable Procedures) to the Trustee and to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law). The notice shall include a form of written notice (a “Fundamental Change Repurchase Notice”) to be completed by the Noteholder and shall state:

(1)	the events causing such Fundamental Change;

(2)	the date of such Fundamental Change;

(3)	the date by which the Fundamental Change Repurchase Notice pursuant to this Section 3.01(a) must be given;

(4)	the last date on which the repurchase right may be exercised;

(5)	the Fundamental Change Repurchase Price;

(6)	the Fundamental Change Repurchase Date;

(7)	the name and address of the Paying Agent and the Conversion Agent;

(8)	the then current Applicable Conversion Rate and any adjustments thereto;

(9)
that Notes with respect to which a Fundamental Change Repurchase Notice is given by the Holder may be converted pursuant to Article 10 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture; and

(10)	the procedures a Holder must follow to exercise rights under this Section 3.01(a).
(b)     Repurchase at the Option of Holders. A Holder shall have the option to require the Company to repurchase any outstanding Notes on each of December 1, 2020, December 1, 2027, December 1, 2034 and December 1, 2041 (each, a “Designated Repurchase Date”), at a price (the “Designated Repurchase Price”) which shall be paid in cash, equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to but excluding the Designated Repurchase Date; provided, however, that the Company shall pay any accrued and unpaid interest on the applicable Interest Payment Date to Holders of the Notes as of the preceding Regular Record Date. Not later than 20 Business Days prior to the Designated Repurchase Date, the Company shall deliver a written notice to the Trustee and to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law), which shall include a form of Repurchase Notice to be completed by the Noteholder and shall state:

(i)    the last date on which the repurchase right may be exercised;
(ii)    the Designated Repurchase Price;
(iii)    the Designated Repurchase Date;
(iv)    the name and address of the Paying Agent and the Conversion Agent;
(v)    the then current Applicable Conversion Rate and any adjustments thereto;
(vi)    that Notes with respect to which a Repurchase Notice is given by the Holder may be converted pursuant to Article 10 hereof only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture; and
(vii)    the procedures a Holder must follow to exercise rights under this Section 3.01(b).
(c) A Holder may exercise its rights specified in this Section 3.01 by delivery of a written notice (a “Repurchase Notice”) to the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date. The Repurchase Notice shall state:
(i)    if Certificated Notes have been issued, the certificate number of the Notes (or if the Holder’s Notes are Global Notes, that such Holder has complied with the Applicable Procedures with respect to such Repurchase Notice);
(ii)    the portion of the principal amount of Notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and
(iii)    that such Notes shall be repurchased by the Company pursuant to the terms and conditions specified in this Article 3; and
If the Holder’s Notes are Global Notes, such Holder’s notice must comply with the Applicable Procedures.
The book-entry transfer or delivery of such Note to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements and compliance by the Holder with the Applicable Procedures) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Repurchase Notice.
The Company shall repurchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the Repurchase Price to be received by the Holder on or prior to the later of the Repurchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.01.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Repurchase Notice in whole or as to a portion thereof at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.
The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written withdrawal thereof.
No Notes may be repurchased by the Company at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated (other than as a result of a default in the payment of the Repurchase Price with respect to the Notes), and such acceleration has not been rescinded, on or prior to the date on which such repurchase is to be consummated. The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of acceleration described in the immediately preceding sentence in which case (clause (y)), upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
Notwithstanding anything to the contrary in this Indenture, Holders shall not have the right to require the Company to repurchase any Notes upon a Fundamental Change unless such repurchase complies with the terms of the Senior Debt.
Section 3.02.    Effect of Repurchase Notice; Withdrawal.
(a) Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.01(c), the Holder of the Notes in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in this Section 3.02) thereafter be entitled to receive solely the Repurchase Price with respect to such Notes. Such Repurchase Price shall be paid by the Paying Agent to such Holder as soon as practicable following the later of (x) the Repurchase Date with respect to such Notes (provided the conditions in Section 3.01(c) have been satisfied) and (y) the time of delivery or book-entry transfer of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in this Section 3.02.
(b) A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date to which it relates. Such notice of withdrawal shall state:

(i)    the principal amount being withdrawn;
(ii)    if Certificated Notes are to be withdrawn, the certificate numbers of the Notes being withdrawn (or, if Global Notes or a portion thereof are to be withdrawn, that such Holder has complied with the Applicable Procedures in respect of the withdrawal of such Holder’s election to exercise its repurchase rights pursuant to Section 3.01 of this Indenture); and
(iii)    the principal amount, if any, of the Notes that remain subject to a Repurchase Notice.
If Global Notes or a portion thereof are to be withdrawn, such Holder must comply with the Applicable Procedures in respect of the withdrawal of such Holder’s election to exercise its repurchase rights pursuant to Section 3.01 of this Indenture.
Section 3.03.     Deposit of Repurchase Price.  On or prior to 12:00 p.m. (New York time) on the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof which are to be repurchased as of the Repurchase Date.
The manner in which the deposit required by this Section 3.03 is made by the Company shall be at the option of the Company; provided, however, that such deposit shall be made in a manner such that the Trustee or the Paying Agent shall have immediately available funds on the date of deposit. If the Paying Agent holds money sufficient to pay the Repurchase Price with respect to the Notes to be repurchased on the Repurchase Date in accordance with the terms of this Indenture, then, immediately on and after the Repurchase Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Repurchase Price upon delivery of such Notes.
Section 3.04.     Notes Repurchased in Part.  Any Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.
Section 3.05.    Covenant to Comply with Securities Laws upon Repurchase of Notes.  In connection with any repurchase upon the occurrence of a Fundamental Change, to the extent required by applicable law, the Company shall:

(a)    comply with the provisions of Rule 13e‑4, Rule 14e‑1 and any other tender offer rules under the Exchange Act that may then be applicable; and
(b)    otherwise comply with all federal and state securities laws as necessary to effect a repurchase of Notes by the Company at the option of Holder.
ARTICLE 4

COVENANTS
Section 4.01.    Payment of Notes.  (a) The Company agrees to pay the principal of and interest (including Additional Interest, if any) on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 12:00 p.m. New York City time, on the due date of any principal of or interest (including Additional Interest, if any) on the Notes, or any Repurchase Date or Redemption Date, as the case may be, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay the amounts then due with respect to such Notes; provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture in accordance with Section 2.04.
(b) An installment of principal or interest (including Additional Interest, if any) will be considered paid on the date due if the Trustee (or Paying Agent, if other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest (including Additional Interest, if any) will be considered paid on the due date only if paid to the Holders.
(c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.
(d) Payments in respect of Notes represented by a Global Note are to be made by wire transfer of same-day funds to the Depositary for the purpose of permitting the Depositary to credit such payments to the accounts of the beneficial owners of such Global Note. With respect to Certificated Notes, the Company shall cause the Paying Agent to make all payments in same-day funds by transfer to an account maintained by the payee located in the United States, if the Paying Agent shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received, by check drawn on a bank in the United States mailed to the payee at its address set forth in the Registrar’s books.
     Section 4.02.     Maintenance of Office or Agency.  The Company shall maintain in the United States an office or agency where Notes may be surrendered for conversion, registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be delivered. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or delivered to the Trustee.
The Company may also from time to time designate one or more different or additional offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Section 4.03.    Existence.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence, rights and franchises of the Company; provided that the Company is not required to preserve any such right or franchise if the preservation thereof is no longer desirable in the conduct of the business of the Company; provided further that this Section 4.03 does not prohibit any transaction otherwise permitted by Section 5.01.
Section 4.04.    Annual Reports.  The Company shall deliver to the Trustee, within fifteen days after the Company is required to file the same with the Commission, copies of the Company’s annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that any such information, documents or reports filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, or any successor system established by the Commission, shall be deemed to be filed with the Trustee; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Section 4.05.    Reports to Trustee.  The Company shall deliver to the Trustee:
(a)    within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer or vice president of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, if there has been a Default, specifying the Default, its nature, status and what action the Company is taking or proposes to take with respect thereto; provided that such certificates need not comply with Section 14.05 of this Indenture; and
(b)    promptly and in any event within 30 days after the Company becomes aware of the occurrence of a Default, or default on any Senior Debt, an Officer’s Certificate setting forth the details of the Default, or default on any Senior Debt, and the action which the Company is taking or proposes to take with respect thereto.
Section 4.06.    Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Company (in each case, to the extent that it may lawfully do so) hereby covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 5

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS
Section 5.01. Consolidation, Merger, Sale or Lease of Assets by the Company.  (a) The Company may consolidate with or merge into any Person or convey, transfer or sell or lease all or substantially all its properties and assets to another Person, or purchase all or substantially all the assets of another Person, only if:
(i)    the resulting, surviving or transferee Person (if other than the Company) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
(ii)    either the Company shall be the continuing entity, or the successor, transferee or lessee (if other than the Company) shall expressly assume all of the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture executed and delivered by such entity prior to or simultaneously with such consolidation, merger, sale or lease;
(iii)    immediately after giving effect to such consolidation, merger, sale, lease or purchase the Company or the successor, transferee or lessee entity (if other than the Company), no Event of Default or Default has occurred and is continuing; and
(iv)    either the Company or the resulting surviving or transferee Person delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease or purchase and the supplemental indenture (if any) comply with this Indenture, which Opinion of Counsel may contain customary limitations and qualifications.
(b) Upon the consummation of any transaction effected in accordance with this Section 5.01, if the Company is not the resulting, surviving or transferee Person, the resulting, surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution, except in the case of a lease, the Company shall be released from its obligations under the Notes and this Indenture.

ARTICLE 6

DEFAULT AND REMEDIES
Section 6.01.    Events of Default.  An “Event of Default” occurs with respect to the Notes if:
(a)    the Company defaults in payment of the principal or any Repurchase Price or Redemption Price with respect to any Note, when such becomes payable;
(b)    the Company defaults in payment of any interest (including Additional Interest, if any) due on any Note when the same becomes payable, and such default continues for a period of 30 days;
(c)    the Company fails to issue any notice of a Fundamental Change as required under Section 3.01(a) of this Indenture or any notice of a Non-Stock Change of Control that does not constitute a Fundamental Change as required under Section 10.13(a) of this Indenture, and such default continues for a period of 30 days;
(d)     [Omitted];
(e)    the Company fails to comply with its obligation to deliver the consideration due, in accordance with this Indenture, upon the conversion of any Note (including cash payable in respect of shares of Common Stock that cannot be issued pursuant to Section 10.27 or Section 10.28, if any) upon exercise of a Holder’s right to convert its Notes pursuant to Article 10 and such failure continues for five Business Days;
(f)    the Company fails to comply with any of its other covenants or agreements in the Notes or this Indenture and fails to cure (or obtain a waiver of) such default, within 60 days after the Company receives written notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (with a copy to the Trustee);
(g)    (1) the Company fails to make any payment at maturity (after giving effect to any applicable grace period) of any Debt of the Company, or a Significant Subsidiary fails to make any payment at maturity (after giving effect to any applicable grace period) of any Debt of such Significant Subsidiary, in each case in a principal amount in excess of $50,000,000, or (2) Debt of the Company in an amount in excess of $50,000,000 or Debt of any Significant Subsidiary in an amount in excess of $50,000,000 is accelerated because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;
(h)    the Company, pursuant to or under or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian, sequestrator or similar official of it or for substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; (v) admits in writing of its inability to pay its debts generally as they become due, or (vi) takes corporate action in furtherance of any of the foregoing; or
(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt; (ii) appoints any receiver, trustee, assignee, liquidator, custodian, sequestrator or similar official of the Company or for substantially all of its property; or (iii) orders the winding up or liquidation of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days (an Event of Default specified in Section 6.01(h) or this Section 6.01(i) a “Bankruptcy Default”).
Section 6.02.    Acceleration.  Subject to Section 6.15, if an Event of Default, other than a Bankruptcy Default, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if given by the Holders), may, and the Trustee at the written request of such Holders may, declare the principal of and accrued and unpaid interest (including Additional Interest, if any) on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest (including Additional Interest, if any) will become immediately due and payable. If a Bankruptcy Default occurs and is continuing, the principal of and accrued interest (including Additional Interest, if any) on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.
Section 6.03.    Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest (including Additional Interest, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
Section 6.04.    Waiver of Defaults.  Except as otherwise provided in Section 6.07 and Section 9.02(b), Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive any existing or future Default or Event of Default and its consequences and rescind and annul a declaration of acceleration with respect to such Event of Default and its consequences (other than an Event of Default (a) with respect to the failure to make payment of the principal amount, accrued and unpaid interest (including Additional Interest, if any), the Repurchase Price or the Redemption Price, in each case with respect to any Note, (b) with respect to the failure to pay or deliver the consideration due upon conversion of the Notes or (c) with respect to any provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected) if:
(i) all existing Events of Default, other than the nonpayment of the principal of and interest (including Additional Interest, if any) on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and all amounts owing to the Trustee have been paid, and
(ii)    the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived, rescinded or annulled as permitted by this Section 6.04, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.
Section 6.05.    Control by Majority.  The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders), and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it for all fees, losses and expenses (including attorney’s fees and expenses) incurred or to be incurred by taking such action.
Section 6.06.    Limitation on Suits.  A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:
(i)    such Holder has previously given to the Trustee written notice of a continuing Event of Default;
(ii)    Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;
(iii)    Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
(iv)    the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(v)    during such 60‑day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.
No one or more of the Holders shall have any right in any manner whatsoever by his, her, its or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders.
Section 6.07.     Rights of Holders to Receive Payment.  Notwithstanding anything to the contrary, the right of a Holder of a Note to receive (w) payment of principal of or interest (including Additional Interest, if any) on its Note on the Maturity Date or the relevant Interest Payment Date, as the case may be, (x) payment of the Repurchase Price on the Repurchase Date, (y) payment of the Redemption Price on the Redemption Date and (z) payment or delivery, as the case may be, of cash and shares of Common Stock, if any (or cash in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27 or Section 10.28, if any), upon conversion of such Note on the date specified in Section 10.02(a), or to bring suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, may not be impaired or affected without the consent of that Holder.
Section 6.08.     Collection Suit by Trustee.  If an Event of Default in payment of principal or interest (including Additional Interest, if any) specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest (including Additional Interest, if any) remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder. Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owing the Trustee and any predecessor trustee under the immediately preceding sentence and under Section 7.07, shall be for the ratable benefit of the Holders which shall be the subject of such action or proceeding.
Section 6.09.     Trustee May File Proofs of Claim.  The Trustee is hereby appointed, and each and every Holder, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such Holder, with authority to make or file (whether or not the Company shall be in Default in respect of the payment of the principal of, or interest on, the Notes, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest), in its own name and as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the Company or any other obligor upon the Notes or to their respective creditors or property any and all claims, proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10.    Priorities.  Any money or property collected by the Trustee pursuant to this Article 6, and after an Event of Default any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be paid or distributed in the following order:
First: to the Trustee (including any predecessor Trustee) for all amounts due under Section 7.07 hereof;
Second: to holders of Senior Debt to the extent required by Article 13;
Third: to Holders for amounts then due and unpaid for principal of and interest (including Additional Interest, if any) on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest (including Additional Interest, if any);
Fourth: to Holders for other amounts then due and unpaid in respect of the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable in respect of the Notes; and
Fifth: to the Company or as a court of competent jurisdiction may direct.
The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder by first class mail and the Company a notice that states the record date, the payment date and the amount to be paid.
Section 6.11.     Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12.    Undertaking for Costs. All parties to this Indenture and each Holder, by such Holder’s acceptance of such Holder’s Note, shall be deemed to have agreed that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to (a) a suit by a Holder to enforce payment of (i) principal of or interest (including Additional Interest, if any) on any Note on the respective due dates, (ii) the Repurchase Price on the Repurchase Date, (iii) the Redemption Price on the Redemption Date or (iv) cash and shares of Common Stock, if any (or cash in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27 or Section 10.28, if any), due upon conversion of a Note or (b) a suit by Holders of more than 10% in principal amount of the outstanding Notes.
Section 6.13.    Rights and Remedies Cumulative.  No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and each and every right and remedy is, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.
Section 6.14.    Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.15.    Failure to File and to Provide Freely Tradable Notes.
(a)    Notwithstanding anything in this Article 6, the Company may, at its option, elect that the sole remedy for an Event of Default relating to its failure to comply with its obligations described under Section 4.04 will for the first 180 days after the occurrence and during the continuation of such an Event of Default consist exclusively of the right to receive additional interest (the “Additional Interest”) on the Notes at an annual rate equal to (i) 0.25% of the principal amount of the Notes for the first 90 days after the occurrence and during the continuation of such Event of Default and (ii) 0.50% of the principal amount of the Notes from the 91st day to, and including, the 180th day after the occurrence and during the continuation of such Event of Default. If the Company so elects, the Additional Interest shall accrue on all outstanding Notes from and including the date on which such Event of Default first occurs until such violation is cured or waived and shall be payable as provided in Section 12.01. On the 181st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as and to the extent provided in Section 6.02. This Section 6.15 shall not affect the rights of Holders of Notes if any other Event of Default occurs under the Indenture. If the Company does not pay the Additional Interest on a timely basis in accordance with Section 12.01, the Notes shall be subject to acceleration as and to the extent provided in Section 6.02. In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations in accordance with the first sentence of this paragraph (a), the Company shall notify all Holders and the Trustee and Paying Agent of such election in writing prior to the Close of Business on the fifth day after the date on which such Event of Default occurs. If the Company fails to timely give such notice, the Notes will be subject to acceleration as provided in Section 6.02.
(b)    If, at any time during the period beginning six months from the last date of original issuance of the Notes (such date, the “Last Original Issuance Date”) and ending on the one-year anniversary of the Last Original Issuance Date (the “Free Trade Date”), the Company fails to make available adequate current public information in accordance with Rule 144(c) of the Securities Act at a time when the Notes have not been registered under the Securities Act, the Company shall pay Additional Interest on the Notes, accruing from and including the first day on which the Company fails to make available adequate current public information in accordance with Rule 144(c) and continuing until the earlier of (i) the Free Trade Date and (ii) the date on which the Company corrects such failure. During the first 90 days on which such Additional Interest is payable, such Additional Interest shall accrue at a rate equal to 0.25% per annum; thereafter, such Additional Interest shall accrue at a rate equal to 0.50% per annum.
(c)    Notwithstanding anything herein to the contrary, in no event will the combined rate of any Additional Interest payable under this Section 6.15 exceed 0.50% per annum.
(d) If the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and, if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, direct the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.
ARTICLE 7

THE TRUSTEE
Section 7.01.    General.  The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders agree:
(a)     The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this

Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.
(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(c)     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.
Section 7.02.    Certain Rights of Trustee.  Subject to Trust Indenture Act Sections 315(a) through (d) (to which this Indenture is hereby subject):
(a)     The Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled with the prior consent of the Company, which shall not be unreasonably withheld, to examine the books, records and premises of the Company. Notwithstanding the foregoing, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(b)     The Trustee may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company as to the adoption of any resolution of the Board of Directors or resolution of the stockholders of the Company, and any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may rely upon, an Officer’s Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed).
(c)     The Trustee may execute any of the trusts or powers hereof or perform any duties hereunder either directly or by or act through its attorneys and agents and the Trustee shall not be responsible for the misconduct or negligence of any agent appointed with due care by it hereunder.
(d)     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless one or more of the Holders shall have offered to the Trustee security or indemnity satisfactory to it against the fees, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(e)     The Trustee shall not be liable for any action it takes or omits to take that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in good faith in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
(f) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.
(g) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(h) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default except (i) a Default or Event of Default occurring pursuant to Section 6.01(a) and 6.01(b) (provided that, in the case of Additional Interest, the Company has delivered the written notice to the Trustee required by Section 6.15(e)), or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification from the Company or the Holders of at least 25% in aggregate principal amount of Notes at the Corporate Trust Office and such notice references the Notes and this Indenture, or obtained actual knowledge.
(i) The rights, privileges, protections, immunities and benefits given to the Trustee including, without limitation, its rights to be compensated, reimbursed, and indemnified, are extended to and shall be enforceable by the Trustee in its capacities hereunder, whether as Agent or otherwise, and each agent, custodian and other Person employed to act hereunder.
(j) The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.
(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(n) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 7.03.     Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311, excluding any creditor relationship listed in Trust Indenture Act Section 311(b). There shall be excluded from the operation of Trust Indenture Act Section 310(b)(i) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(i) are met.
Section 7.04.    Trustee’s Disclaimer.  The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Notes (except its certificates of authentication thereon) contained, all of which are made solely by the Company; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Notes (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1, if any, supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be responsible in any manner whatsoever for the correctness of any statement in any document used by or on behalf of the Company in connection with the sale of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes, or the proceeds of any Notes, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
Section 7.05.    Notice of Default.  If any Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall send notice of the Default or Event of Default to each Holder by transmitting such notice to Holders at their addresses as the same shall then appear on the Register within 90 days after such Default or Event of Default occurs, unless the Default or Event of Default has been cured or waived before the giving of such notice; provided that, except in the case of a Default (w) in the payment of the principal of or interest (including Additional Interest, if any) on any Note, (x) in the payment of the Repurchase Price on the Repurchase Date, (y) in the payment of the Redemption Price on the Redemption Date or (z) in the

payment or delivery of Common Stock (and cash payable in lieu of fractional shares of Common Stock, if any, cash payable in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27 or Section 10.28, if any) upon conversion of such Note on the date specified in Section 10.02(a), the Trustee may withhold the notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.
Section 7.06.    Reports by Trustee to Holders.  Within 60 days after each December 1 following the date of this Indenture, the Trustee shall transmit to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report covering the matters described in Trust Indenture Act Section 313(a), but if no event described in Trust Indenture Act Section 313(a) has occurred within 12 months preceding the reporting date, no report need be transmitted, and shall file such reports with each stock exchange upon which the Notes are listed and with the Commission. The Trustee also shall comply with Trust Indenture Act Section 313(b)(2) to the extent applicable. The Company shall promptly notify the Trustee in writing if and when the Notes are listed on any stock exchange and of any delisting thereof.
Section 7.07.    Compensation and Indemnity.
(a)    The Company shall pay the Trustee such compensation the Company and the Trustee shall from time to time agree in writing for its services rendered by the Trustee hereunder (including any agent capacity in which it acts). The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of‑pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and expenses of the Trustee’s agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence, bad faith or willful misconduct.
(b) The Company shall indemnify each of the Trustee and its officers, directors, employees and agents and any predecessor Trustee hereunder for, and hold it harmless against, any and all loss, damage, claim or liability or expense including reasonable attorneys’ fees and expenses and taxes (other than taxes based on the income of the Trustee) incurred by it without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes, except, in each case, those costs and expenses attributable to its negligence, bad faith or willful misconduct.
(c)    To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest (including Additional Interest, if any) on, particular Notes.

When the Trustee incurs expenses or renders services in connection with a Bankruptcy Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law. The provisions of this Section 7.07 shall survive the termination of this Indenture, and any resignation or removal of the Trustee in accordance with Section 7.08. “Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
Section 7.08.    Replacement of Trustee.
(i) The Trustee may resign at any time and be discharged of the trusts hereby created by written notice to the Company.
(ii)    The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee at any time by written notice to the Trustee and the Company, specifying such removal and the date when it shall become effective.
(iii)    If the Trustee is no longer eligible under Section 7.10 or if the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. If Section 310(b) of the Trust Indenture Act is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Notes or to change any of the definitions in connection therewith, this Section 7.08 shall be automatically amended to incorporate such changes.
(iv)    If at any time (A) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months (or, if it is a shorter period, the period since the initial issuance of the Notes), (B) the Trustee is no longer eligible under Section 7.11 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months (or, if it is a shorter period, the period since the initial issuance of the Notes); or (C) the Trustee becomes incapable of acting or is adjudged a bankrupt or an insolvent or a receiver or other public officer takes charge of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (1) the Company by written notice to the Trustee may remove the Trustee and appoint a successor Trustee, or (2) subject to Trust Indenture Act Section 315(e), any Holder who has been a bona fide Holder for at least six months (or, if it is a shorter period, the period since the initial issuance of the Notes) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.
Section 7.09.    Successor Trustee by Appointment.

(a)    In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 7.08(a)(iii), in which event the vacancy shall be filled as provided in said subdivision), or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Note, a successor Trustee may be appointed by the Holders of a majority in principal amount of the Notes then outstanding, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Company and the other with the successor Trustee; but, until a successor Trustee shall have been so appointed by the Holders as herein authorized, the Company, or, in case all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the federal bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Notes. Subject to the provisions of Section 7.08 and Section 7.09, upon the appointment as aforesaid of a successor Trustee, the Trustee shall cease to be Trustee hereunder. After any such appointment other than by the Holders, the Person making such appointment shall forthwith cause notice thereof to be mailed to the Holders at their addresses as the same shall then appear on the Register of the Company but any successor Trustee so appointed shall, immediately and without further act, be superseded by a successor Trustee appointed by the Holders in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing of such notice by the Company, or by such receivers, trustees or assignees. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
(b) If any Trustee shall resign or be removed and a successor Trustee shall not have been appointed by the Company or by the Holders or, if any successor Trustee so appointed shall not have accepted its appointment by way of notice to the Trustee, then within 30 days after providing such notice, the resigning Trustee at the expense of the Company may apply to any court of competent jurisdiction for the appointment of a successor Trustee.  If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 7.09 within three months after such appointment might have been made hereunder, the Holder of any Note or any retiring Trustee at the expense of the Company may apply to any court of competent jurisdiction to appoint a successor Trustee.  Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c) Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to the Notes of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder.  Nevertheless, on the written request of the Company or of the successor Trustee or of the Holders of at least 10% in principal amount of the Notes then outstanding, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee; and, upon request of any such successor Trustee, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.
Section 7.10.    Successor Trustee by Merger, Conversion, Consolidation or Succession to Business.  Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article 7. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 7.11.    Eligibility.  This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.11, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.
Section 7.12.    Money Held in Trust.  The Trustee shall not be liable for interest on any money received by it except as it may agree in writing with the Company. Money or property held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

ARTICLE 8

DISCHARGE
Section 8.01.    Satisfaction and Discharge of this Indenture.  (a) This Indenture shall cease to be of further effect when: (i) all outstanding Notes (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation, (ii) all outstanding Notes have become due and payable on the Maturity Date, or on the Repurchase Date in connection with any repurchase of all outstanding Notes, or on any Redemption Date in connection with any redemption of all outstanding Notes or (iii) all outstanding Notes have been delivered for conversion pursuant to Article 10, and the Company irrevocably deposits or delivers, as the case may be, prior to the applicable date on which such payment is due and payable, or such conversion is to be settled, with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent cash and shares of Common Stock, if any (or cash in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27 or Section 10.28, if any), in respect of any such conversion on the Maturity Date, the Repurchase Date, the Redemption Date or the date such conversion is to be settled, as the case may be; provided that, in all cases, the Company shall pay or cause to be paid to the Trustee all other sums payable hereunder by the Company.
(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture, at the cost and expense of the Company, on demand, accompanied by an Officer’s Certificate and an Opinion of Counsel pursuant to Section 14.05.
Section 8.02.    Application of Trust Money.  Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money, Common Stock or other consideration paid or delivered to it, as the case may be, pursuant to Section 8.01 and shall apply such money, Common Stock or other consideration in accordance with this Indenture and the Notes to the payment of the principal amount of (including the relevant Repurchase Price or Redemption Price), and interest (including Additional Interest, if any) on, the Notes or delivery of the cash and shares of Common Stock, if any, or cash in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27 or Section 10.28, if applicable, payable or issuable, as the case may be, upon conversion of the Notes.
Section 8.03.    Repayment to Company.  The Trustee and each Paying Agent shall promptly pay or deliver, as the case may be, to the Company upon request any excess money, Common Stock or other consideration (a) paid or delivered to them pursuant to Section 8.01 and (b) held by them at any time.
Subject to applicable abandoned property law, the Trustee and each Paying Agent shall also pay or deliver, as the case may be, to the Company upon request any money, Common Stock or other consideration held by them for the payment of the principal amount of (including the relevant Repurchase Price or Redemption Price) and interest on, or the amount due in connection with any conversion of, the Notes that remains unclaimed for two years after a right to such money, Common Stock or other consideration has matured (which maturity shall occur, for the avoidance of doubt, on the Maturity Date, the Repurchase Date, the Redemption Date or the date specified in Section 10.02(a), as the case may be); provided that the Trustee or such Paying Agent, before being required to make any such payment or delivery, may at the expense of the Company cause to be (i) mailed to each Holder entitled to such money, Common Stock or other consideration or (ii) published once, in a newspaper of general circulation in the City of New York, in each case notice that such money, Common Stock or other consideration remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance or portion of such money, Common Stock or other consideration then remaining will be repaid or re‑delivered to the Company. After payment or delivery, as the case may be, to the Company, Holders entitled to such money, Common Stock or other consideration must look to the Company for payment or delivery as general unsecured creditors unless an applicable abandoned property law designates another Person.
Section 8.04.    Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money, Common Stock or other consideration in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no payment or delivery, as the case may be, had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided that if the Company has made any payment of the principal amount of (including the relevant Repurchase Price or Redemption Price) or interest (including Additional Interest, if any) on, or the amount due in connection with any conversion of, the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment or delivery from the money, Common Stock or other consideration held by the Trustee or such Paying Agent.
ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 9.01.    Amendments Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder:
(a)     to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes;
(b) to evidence a successor to the Company and the assumption by that successor of the obligations of the Company under this Indenture in accordance with Article 5 or Section 10.12 of this Indenture;
(c) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee, or in connection with the issuance of Additional Notes pursuant to Section 2.14;

(d)     to secure the obligations of the Company in respect of the Notes and this Indenture;
(e) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;
(f)     to make any change to comply with the Trust Indenture Act, or any amendment thereto;
(g) to make any change that does not adversely affect the rights of any Holder of the Notes; and
(h) to eliminate any provisions of this Indenture in respect of any limitation on the ability of a Holder to convert its Notes to the extent that such Holder or a Related Person (i) is or was a 5% Shareholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the conversion of such Notes become a 5% Shareholder with respect to the Company.
Section 9.02.    Amendments With Consent of Holders.
(a)    Except as otherwise provided in Section 6.07 or paragraph (b) of this Section, the Company and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may, on behalf of the Holders of such Notes waive any existing or past Default under this Indenture and its consequences, except an uncured Default (i) in the payment of the principal amount of, or accrued and unpaid interest (including Additional Interest, if any) with respect to, any Note, (ii) in the payment of the Repurchase Price with respect to any Note, (iii) in the payment of the Redemption Price with respect to any Note, (iv) in the payment or delivery of the consideration (including any Make-Whole Shares, if applicable) due upon conversion of the Notes or (v) in respect of any provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.
(b)    Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:
(i)    reduce the principal amount of, or interest payment (including Additional Interest, if any) on any Note, or reduce the Repurchase Price or Redemption Price on any Note;
(ii)    make any Note payable in any currency or securities other than that stated in the Note;
(iii)    extend the Maturity Date of any Note;
(iv)    change the ranking of the Notes;

(v)    make any change that adversely affects the right of a Holder to convert any Note;
(vi)    make any change that adversely affects the right of a Holder to require the Company to repurchase a Note upon the occurrence of a Fundamental Change;
(vii)    impair the right to convert or receive payment with respect to the Notes or the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes; or
(viii)    change the provisions in this Indenture that relate to modifying or amending the provisions of this Indenture.
(c)    It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.
(d)    An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents (including consents delivered in accordance with the Applicable Procedures with respect to Global Notes) from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company shall send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company shall send photocopies of or provide a hyperlink to an electronic version of the applicable supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
Section 9.03.    Effect of Consent.
(a)    After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.
(b)    If an amendment, supplement or waiver changes the terms of a Note, the Company or the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.
Section 9.04. Trustee’s Rights and Obligations.  The Trustee is entitled to receive, and will be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the

Company, enforceable in accordance with its terms, which Opinion of Counsel may contain customary limitations and qualifications. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture. For the avoidance of doubt, the Trustee is also entitled to receive an Officer’s Certificate and Opinion of Counsel pursuant to Section 14.05 in connection with any amendment, supplement or waiver of any provision of the Indenture.
Section 9.05.    Concerning Senior Debt.  An amendment or supplement under this Article 9 may not make any change to Sections 13.03 through 13.16 hereof that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or agent thereof authorized to give a consent) consent to such change.
ARTICLE 10

CONVERSION
Section 10.01.    Conversion Privilege.  Subject to and upon compliance with the provisions of this Article 10 (including the immediately succeeding paragraph), a Noteholder shall have the right, at such Noteholder’s option, to convert all or any portion (if the portion to be converted is a minimum of $1,000 principal amount or an integral multiple of $1,000 in excess thereof) of such Noteholder’s Notes on or prior to the Close of Business on the Business Day immediately preceding the Maturity Date at a conversion rate (the “Conversion Rate”) equivalent to 25.2194 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth in this Article 10 and to the limitations on issuance of Common Stock set forth in Section 10.27 and Section 10.28. Subject to Section 10.27 and Section 10.28, upon conversion of any Notes, the Company shall pay or deliver to the converting Noteholder cash and shares of Common Stock, if any, as described in Section 10.02 and Section 10.03 (the Company’s obligation to pay or deliver such consideration being herein called the “Conversion Obligation”).
Section 10.02.    Conversion Procedures; Conversion Settlement.
(a)    To convert a Note that is represented by a Certificated Note, a Noteholder must (i) complete and manually sign a Conversion Notice, a form of which is on the back of the Note, and deliver such Conversion Notice to the Conversion Agent, (ii) surrender the Note to the Conversion Agent, (iii) if required, furnish appropriate endorsement and transfer documents, (iv) pay all transfer or similar taxes required by Section 10.04 and (v) if required by Section 10.02(g), pay cash equal to the amount of interest due on the next Interest Payment Date for such Note. If a Noteholder holds a beneficial interest in a Global Note, to convert such beneficial interest, such Noteholder must comply with the requirements set forth in clauses (iv) and (v) of the immediately preceding sentence and comply with the Applicable Procedures. The first date on which all of the requirements set forth in the first sentence of this Section 10.02(a) (in the case of a Certificated Note) or the second sentence of this Section 10.02(a) (in the case of a Global Note or a beneficial interest therein) have been satisfied is referred to in this Indenture as the “Conversion Date.” The Conversion Agent

shall, within one Business Day of any Conversion Date, provide notice to the Company, as set forth in Section 12.03, of the occurrence of such Conversion Date.
(b)    Except to the extent otherwise provided in Section 10.12, Section 10.27 or Section 10.28 hereof, if a Holder converts Notes, the Company will satisfy the Conversion Obligation by paying or delivering, as the case may be, cash (a “Cash Settlement”), shares of Common Stock, together with cash in lieu of any fractional share of Common Stock (a “Physical Settlement”), or a combination of cash and shares of Common Stock, together with cash in lieu of any fractional share of Common Stock (a “Combination Settlement,” and each of Cash Settlement, Physical Settlement and Combination Settlement, a “Settlement Method”), based on the Settlement Method (which shall be selected by the Company in the Company’s sole discretion) that applies to the Notes and the Conversion Rate in effect on the applicable Conversion Date (as determined under Section 10.02(e) below), in each case, as follows:
(i)    Physical Settlement. If Physical Settlement applies to a Note, the Company shall deliver to the Holder of such Note a number of shares of Common Stock equal to the product of (A)(x) the aggregate principal amount of such Note that is being converted, divided by (y) $1,000 and (B) the Conversion Rate in effect on the applicable Conversion Date; provided, however, that the Company shall pay an amount of cash in lieu of any fractional share of Common Stock determined in accordance with Section 10.03 hereof. The Company shall deliver such shares of Common Stock, and pay any amount of cash in lieu of any fractional share of Common Stock, on the third Trading Day immediately following the applicable Conversion Date.
(ii)    Cash Settlement. If Cash Settlement applies to a Note, the Company shall pay to the Holder of such Note an amount of cash equal to the product of (A)(x) the aggregate principal amount of such Note that is being converted, divided by (y) $1,000, and (B) the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days in the applicable Observation Period. The Company shall pay such amount of cash on the third Trading Day immediately following the final Trading Day of such Observation Period.
(iii)    Combination Settlement. If Combination Settlement applies to a Note, the Company shall pay or deliver, as the case may be, to the Holder of such Note, the product of (A)(x) the aggregate principal amount of such Note that is being converted, divided by (y) $1,000, and (B) the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days in the applicable Observation Period; provided, however, that the Company shall pay an amount of cash in lieu of any fractional share of Common Stock determined in accordance with Section 10.03 below. The Company shall pay or deliver, as the case may be, such amount of cash and number of shares of Common Stock on the third Trading Day immediately following the final Trading Day of such Observation Period.
(iv)    Only for the purposes of determining amounts due upon conversion, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the primary other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Trading Day” means a “Business Day.”
(c)     The Company shall have the right to elect the Settlement Method as follows:
(i)    The Company shall use the same Settlement Method to settle every Note having the same Conversion Date (which Conversion Date occurs before the Final Conversion Period Start Date), except to the extent the Company is permitted to elect the Settlement Method pursuant to Section 10.27 or Section 10.28.
(ii)    The Company shall use the same Settlement Method to settle every Note having any Conversion Date that occurs on or after the Final Conversion Period Start Date, regardless of whether such Notes have the same Conversion Date, except as the Company may determine otherwise with respect to a 5% Shareholder with respect to the Company for purposes of complying with Section 382.
(iii)    To elect the Settlement Method that will apply to every Note having the same Conversion Date (which Conversion Date occurs before the Final Conversion Period Start Date), on or prior to the second Scheduled Trading Day immediately following such Conversion Date, the Company shall deliver to each Holder converting a Note on such date, through the Trustee, notice of the Settlement Method that will apply to every Note converted on such Conversion Date.
(iv)    To elect the Settlement Method that will apply to every Note having a Conversion Date on or after the Final Conversion Period Start Date, on or prior to the Final Conversion Period Start Date, the Company shall deliver to each Holder, through the Trustee, notice of the Settlement Method that will apply to every Note having a Conversion Date on or after the Final Conversion Period Start Date.
(v)    Whenever the Company elects to settle Notes with a Combination Settlement, the notice electing such Settlement Method must also state the maximum amount of cash that a Holder may receive (for any Combination Settlement, the “Specified Dollar Amount” for such Combination Settlement) per $1,000 principal amount of Notes that are subject to such Combination Settlement.
(vi)    If the Company fails to validly elect a Settlement Method (and Specified Dollar Amount, if applicable) in accordance with this Section 10.02(c) that will apply (i) to every Note having the same Conversion Date (which Conversion Date occurs before the Final Conversion Period Start Date) or (ii) every Note having a Conversion Date on or after the Final Conversion Period Start Date, as the case may be, then Combination Settlement will apply to every Note converted on such Conversion Date or Conversion Dates, as the case may be, and the Specified Dollar Amount for such Combination Settlement will equal $1,000.
(d)    Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent shall, as promptly as possible, and in no event later than the first Scheduled Trading Day immediately following such Conversion Date, deliver to the Company and the Trustee notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.
On the first Business Day immediately following the last Trading Day of the Observation Period applicable to any Conversion Date, the Company shall deliver written notice to the Conversion Agent and the Trustee stating (A) the Daily Settlement Amounts for each Trading Day in such Observation Period, and (B) the amount of cash, the number of shares of Common Stock, or the amount of cash and the number of shares of Common Stock, as the case may be, that the Company is obligated to pay or deliver, as the case may be, to satisfy its conversion obligation with respect to each Security converted on such Conversion Date.
(e)    A Holder receiving any Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until (i) if Physical Settlement applies to such Note, at the Close of Business on the Conversion Date, and (ii) if Combination Settlement applies to such Note, at the Close of Business on the last Trading Day of the applicable Observation Period.
(f)    No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 10. Upon conversion of a Note, a Noteholder will not receive, except as described below, any cash payment representing accrued and unpaid interest (including Additional Interest, if any). Instead, any accrued and unpaid interest (including Additional Interest, if any) will be deemed paid by the shares of Common Stock received by the Noteholder upon conversion. Delivery to the Noteholder of such shares of Common Stock shall thus be deemed to satisfy (i) the Company’s obligation to pay the principal amount of a Note and (ii) the Company’s obligation to pay any accrued and unpaid interest (including Additional Interest, if any) on the Note. As a result, upon conversion of a Note, accrued and unpaid interest (including Additional Interest, if any) on such Note is deemed paid in full rather than cancelled, extinguished or forfeited.
(g)    Notwithstanding Section 10.02(f), if Notes are converted after a Regular Record Date but prior to the next succeeding Interest Payment Date, Holders of such notes at the Close of Business on such Regular Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Such Notes, upon surrender for conversion, must be accompanied by cash equal to the amount of interest payable on such Interest Payment Date on the Notes so converted; provided that no such payment need be made (i) if the Company has specified a Redemption Date (including pursuant to 11.01(a)) that is after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, (ii) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, (iii) with respect to any Notes converted after the Regular Record Date immediately preceding the Maturity Date or (iv) to the extent of any Defaulted Interest that exists at the time of conversion with respect to such Note.
(h)    Notwithstanding Section 10.02(f), if Notes are converted in connection with a redemption pursuant to Section 11.01(a), a Noteholder will receive, in addition to the amount of cash and number of shares of Common Stock, if any, due upon conversion, a cash payment representing accrued and unpaid interest (including Additional Interest, if any) to the Conversion Date.

(i)    If a Noteholder converts more than one Note at the same time, the amount of cash and number of shares of Common Stock, if any, due upon conversion shall be determined based on the total principal amount of the Notes converted.
(j) Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to or upon the written order of the Holder of such Note, a new Note or Notes in authorized denominations equal in principal amount to the unconverted portion of the Note surrendered.
Section 10.03. Fractional Shares.  If Physical Settlement or Combination Settlement applies to a Note and the Company’s Conversion Obligation with respect to such Note includes a fractional share of Common Stock, in lieu of delivering such fractional share of Common Stock, the Company shall pay the converting holder, (A) if Physical Settlement applies to such Note, an amount of cash equal to the product of (x) such fraction of a share of Common Stock and (y) the Closing Price on the Trading Day immediately preceding the issuance of such Common Stock, and, (B) if Combination Settlement applies to such Note, an amount of cash equal to the product of (x) such fraction of a share of Common Stock and (y) the Closing Price on the last Trading Day of the applicable Observation Period.
Section 10.04.     Taxes on Conversion.  If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates or effect the book-entry transfer representing Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because Common Stock is to be delivered or transferred in a name other than the Holder’s name.
Section 10.05.     Company to Provide Common Stock.  The Company shall, from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the delivery or book-entry transfer in respect of all outstanding Notes of the number of shares of Common Stock due upon conversion.
Any shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free from any lien or adverse claim.
The Company shall comply with all applicable federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes and shall list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over‑the‑counter market or such other market on which Common Stock is then listed or quoted.
In addition, if any shares of Common Stock that would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares of Common Stock may be issued upon such conversion, the Company shall cause such shares of Common Stock to be duly registered or approved, as the case may be.

Section 10.06.    Adjustment for Change in Capital Stock.  If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock, then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0
where,

CR1
=    the new Conversion Rate in effect immediately after the opening of business on the Ex-Date for such dividend or distribution or immediately after the opening of business on the effective date of such share split or combination, as the case may be;

CR0
=    the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as applicable;

OS0
=    the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Date for such dividend or distribution, or the effective date of such share split or share combination, as applicable; and

OS1	= the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination.
Any adjustment made under this Section 10.06 shall become effective immediately after the opening of business on the Ex-Date for such dividend or distribution, or immediately after the opening of business on the effective date of such share split or share combination, as applicable. If any dividend or distribution described in this Section 10.06 is declared but not so paid or made, or if the outstanding shares of Common Stock are not split or combined, as the case may be, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution or to effect such split or combination, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution or share split or share combination had not been declared.
Section 10.07.     Adjustment for Rights, Options or Warrants Issue.  If the Company distributes to all or substantially all holders of Common Stock any rights, warrants or options (other than pursuant to a stockholder rights plan, provided that such rights plan provides for the issuance of such rights with respect to the Common Stock issued upon conversion of the Notes) entitling them to subscribe for or purchase, for a period of 60 days following the issuance of such rights, warrants or options, shares of Common Stock at a price per share less than the average of the Closing Prices of Common Stock for the five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the announcement of the issuance of such rights, warrants or options, then the Conversion Rate will be increased based on the following formula;

CR1 = CR0 x	OS0 + X
OS0 + Y
where,

CR1	= the new Conversion Rate in effect immediately after the opening of business on the Ex-Date for such distribution;

CR0	= the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such distribution;

OS0	= the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Date for such distribution;

X	= the aggregate number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y
=    the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, warrants or options divided by the average of the Closing Prices over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement of the issuance of such rights, warrants or options.

Any increase made under this Section 10.07 shall be made successively whenever any such rights, warrants or options are issued and shall become effective immediately after the opening of business on the Ex-Date for such distribution. However, to the extent that shares of Common Stock are not delivered pursuant to such rights or upon the expiration or termination of such rights, warrants or options, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.
For the purposes of this Section 10.07, in determining whether any rights, warrants or options entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the average of the Closing Prices for the five consecutive Trading Days ending on, and including, the Trading Day on which the announcement of the issuance of such rights, warrants or option occurs, and in determining the aggregate price payable to exercise such rights, warrants or options, there shall be taken into account any consideration received by the Company for such rights, warrants or options and any amount payable upon exercise or conversion thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors. If all or a portion of any right, warrant or option described in this Section 10.07 is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if all or such portion of such right, warrant or option, as the case may be, had not been so issued by substituting the number of additional shares of Common Stock actually issued for the total number of shares of Common Stock offered. Except in connection with any readjustment expressly provided for in this paragraph of this Section 10.07, in no event shall the Conversion Rate be decreased pursuant to this Section 10.07.
If the Company elects to make a distribution described in this Section 10.07 that has a per share of Common Stock value equal to more than 15% of the Closing Price of Common Stock on the day preceding the date of announcement for such distribution, the Company shall be required to give notice to Holders at least 35 Business Days prior to the Ex‑Date for such distribution.
Section 10.08.    Adjustment for Other Distributions.
(a)    If the Company distributes shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company to all or substantially all holders of Common Stock (excluding (i) dividends or distributions as to which adjustment is required to be effected pursuant to Section 10.06, (ii) rights, warrants or options as to which adjustment is required to be effected pursuant to Section 10.07, (iii) the initial distribution of rights issued pursuant to a stockholder rights plan, provided that such rights plan provides for the issuance of such rights with respect to Common Stock issued upon conversion of the Notes, (iv) dividends or distributions paid exclusively in cash and (v) spin-offs described below in Section 10.08(b)), then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV
where,

CR1	= the new Conversion Rate in effect immediately after the opening of business on the Ex-Date for such distribution;

CR0	= the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such distribution;

SP0	= the average of the Closing Prices over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV
=    the fair market value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the Ex-Date for such distribution.

Any adjustment made under this Section 10.08(a) shall become effective immediately after the opening of business on the Ex-Date for such distribution. If the Board of Directors determines the FMV by reference to the actual or when-issued trading market for any securities, then, in doing so, it must consider, to the extent applicable, the prices in such market over the same period used in computing SP0. Notwithstanding the foregoing, if FMV is equal to or greater than SP0, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive, on the date on which such Capital Stock, evidences of indebtedness, or other assets or property are distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of such Capital Stock, evidences of indebtedness, or other assets or property that a Person who was a holder of record, on the record date for such distribution, of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Ex-Date would have been entitled to receive pursuant to such distribution.
(b)    Notwithstanding anything to the contrary in this Section 10.08, if there has been a payment of a dividend or other distribution on Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Company, or other business unit, of the Company, which shares or equity interest are listed on a national or regional securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0
where,

CR1	= the new Conversion Rate in effect immediately after the opening of business on the Ex-Date for such Spin-Off;

CR0	= the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such Spin-Off;

FMV0
=    the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one (1) share of Common Stock over the first five consecutive Trading Day period commencing on, and including, the Ex-Date for such Spin-Off (such period, the “Valuation Period”); and

MP0	= the average of the Closing Prices per share of Common Stock over the Valuation Period.
The adjustment to the Conversion Rate pursuant to the immediately preceding formula will be made immediately after the open of business on the day after the last day of the applicable Valuation Period, but will be given effect immediately on and after the Ex-Date for the applicable Spin-Off. If the Ex-Date for the Spin-Off is less than five Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in this Section 10.08(b) to five trading days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. In no event shall the Conversion Rate be decreased pursuant to this Section 10.08(b).
(c)    If the Company elects to make a distribution described in Section 10.08(a) or Section 10.08(b) that has a per share of Common Stock value equal to more than 15% of the Closing Price of Common Stock on the day preceding the declaration date for such distribution, the

Company shall be required to give notice to the Holders at least 35 Business Days prior to the Ex‑Date for such distribution.
(d)    If any such dividend or distribution described in Section 10.08(a) or (b) is declared but not paid or made, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or right had not been declared.
Section 10.09.    Adjustment for Cash Dividends.  If the Company pays any cash dividends or distributions paid exclusively in cash to all or substantially all holders of Common Stock (other than (i) distributions described in Section 10.08 or Section 10.10, (ii) dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up or (iii) upon a Disposition Event) during any of its quarterly fiscal periods, then the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - C
where,

CR1	= the new Conversion Rate in effect immediately after the opening of business on the Ex-Date for such dividend or distribution;

CR0	= the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such dividend or distribution;

SP0
=    the average of the Closing Prices over the five consecutive Trading Day period ending on the Trading Day immediately preceding the earlier of the record date or the day prior to the Ex-Date for such dividend or distribution;

C	= the amount in cash per share the Company distributes to holders of Common Stock;
provided, however, that if C is equal to or greater than SP0, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, on the date on which such cash dividend or distribution is distributed to holders of Common Stock and upon the same terms as such holders, for each $1,000 principal amount of Notes, the amount of cash to be paid as a dividend or distribution by the Company in respect of a number of shares of Common Stock equal to the Conversion Rate in effect on such Ex-Date. Any adjustment made under this Section 10.09 shall become effective immediately after the opening of business on the Ex-Date for such cash dividend or distribution.
If any such dividend or distribution described in this Section 10.09 is declared but not paid or made, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or right had not been declared. Except in connection with any readjustment expressly provided for in the immediately preceding sentence, in no event shall the Conversion Rate be decreased pursuant to this Section 10.09.

Section 10.10.    Adjustment for Tender Offer.  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, where the cash and value of any other consideration (as determined by the Board of Directors) included in the payment per share of Common Stock pursuant to such tender offer or exchange offer exceeds the Closing Price on the Trading Day next succeeding the last date (such last date, the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1
where,

CR1	= the new Conversion Rate in effect on the second day immediately following the Expiration Date;

CR0	= the conversion rate in effect on the day immediately following the Expiration Date;

AC
=    the aggregate of the cash and value of all other consideration (as determined by the Board of Directors) paid or payable for all shares of Common Stock purchased in such tender offer or exchange offer;

SP1	= the average of the Closing Prices over the five consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date;

OS1	= the number of shares of Common Stock outstanding on the Expiration Date (after giving effect to the purchase or exchange of shares pursuant to such tender offer or exchange offer); and

OS0
=    the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase or exchange of shares pursuant to such tender offer or exchange offer).

The adjustment to the Conversion Rate pursuant to the immediately preceding formula will be made immediately prior to the open of business on the day after the last day of the applicable Averaging Period, but will be given effect on the Trading Day immediately following the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than five Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references within this Section 10.10 to five Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last trading day of such Observation Period. In respect of any conversion during the five Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 10.10 to five trading days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date. No adjustment pursuant to the above formula will result in an decrease of the Conversion Rate. Notwithstanding anything to the contrary in the Indenture or the Notes, if the Company, or any of its Subsidiaries, is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender offer or exchange offer had not been made.
Section 10.11.    Provisions Governing Adjustment to Conversion Rate. Rights, options or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 (and no adjustment to the Conversion Rate under Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 10.08, and, if applicable, Section 10.23. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex‑Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in Section 10.23. In addition, except as set forth in Section 10.23, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the preceding sentence with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 10.08 was made (including any adjustment contemplated in Section 10.23), (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
Section 10.12.    Disposition Events.  If any of the following events (a “Disposition Event”) occurs:

(a)    any reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);
(b)    a consolidation, merger, or other similar business combination involving the Company with and into another Person (other than with a Subsidiary of the Company); or
(c)    a sale or conveyance to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis);
in each case, in which holders of outstanding Common Stock would be entitled to receive cash, securities or other property (or any combination thereof) for their shares of Common Stock, then (i) the right to convert each $1,000 principal amount of Notes into shares of Common Stock will be changed to a right to convert each $1,000 principal amount of Notes into the kind and amount of shares of cash, securities or other property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”), and (ii) upon conversion, the Notes shall be settled as set forth in this Section 10.12.
At and after the effective time of the Disposition Event, (i) the Company shall continue to have the right to determine the Settlement Method as set forth in Section 10.02 and (ii)(x) any amount payable in cash upon conversion of the Notes as set forth in 10.02 will continue to be payable in cash, (y) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes as set forth in Section 10.02 will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Disposition Event and (z) the Closing Price will be calculated based on the value of a Unit of Reference Property (as determined by the Board of Directors) that a holder of one share of Common Stock immediately prior to such Disposition Event would have owned or been entitled to receive in such Disposition Event based on the Weighted Average Consideration.
The Company shall deliver cash in lieu of fractional units of Reference Property as set forth pursuant to Section 10.03; provided that the amount of such cash shall be determined as if references in such Section to “Closing Price of Common Stock” were instead a reference to the Closing Price of a Unit of Reference Property composed of the kind and amount of cash, securities or other property that a holder of one share of Common Stock immediately prior to such Disposition Event would have owned or been entitled to receive in such Disposition Event based on the Weighted Average Consideration. If a Unit of Reference Property does not consist solely of one type of common stock that is listed on a U.S. national or regional securities exchange, the adjustments to the Conversion Rate provided in this Article 10 hereof will be modified by the Board of Directors to provide the Holders with adjustments that have an economic effect on the Holders as nearly equivalent as practicable to the economic effect the adjustments provided by this Article 10 hereof would have had on the Holders but for such Disposition Event.
“Weighted Average Consideration” shall mean the weighted average of the types and amounts of consideration received by the holders of the Common Stock entitled to receive cash, securities or other property with respect to or in exchange for such Common Stock in any

Disposition Event who affirmatively make such an election. The Company shall notify the Holders of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.
Upon the occurrence of a Disposition Event, the Company or the successor or purchasing Person in such Disposition Event, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.02(b) providing for the conversion and settlement of the Notes that will provide that, at and after the effective time of the Disposition Event:
(A)    the Company or the successor or purchasing Person in such Disposition Event, as the case may be, will continue to have the right to choose the Settlement Method applicable to any converted Notes to the extent otherwise provided in Section 10.02 hereof;
(B)    any amount of cash that the Company or the successor or purchasing Person in such Disposition Event, as the case may be, would otherwise be required to pay pursuant to Sections 10.02 and 10.03 as part of the Conversion Obligation with respect to the Notes will continue to be payable in cash;
(C)    any number of shares of Common Stock that the Company would otherwise be required to deliver pursuant to Sections 10.02 and 10.03 hereof as part the Conversion Obligation with respect to a Note will instead be deliverable in Units of Reference Property (as determined by the Board of Directors);
(D)    the Closing Price will be calculated based on the value of a Unit of Reference Property; and
(E)    the Conversion Rate shall be subject to adjustments that the Board of Directors determines are as nearly equivalent as possible to the adjustments provided for in this Article 10.
If, in the case of any Disposition Event, the Reference Property includes shares of stock or other securities or assets of a Person other than the successor or purchasing Person, as the case may be, in such Disposition Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3 herein.
In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or assets that will comprise the Reference Property after any such Disposition Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Register provided for in this Indenture, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
Section 10.13.    Adjustment to Conversion Rate Upon a Non-Stock Change of Control or Conversion in Connection with Certain Redemptions; Discretionary Adjustment.
(a)    If, after the date hereof, a Non-Stock Change of Control occurs and a Holder elects to convert its Notes in connection with such Non-Stock Change of Control, or if the Company issues a notice of redemption pursuant to Section 11.01(a) and a Holder elects to convert its Notes in connection with such notice of redemption, the Company shall, under certain circumstances, increase the Applicable Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Make-Whole Shares”), as described in this Section 10.13. A conversion of Notes will be deemed for these purposes to be “in connection with” a Non-Stock Change of Control if the notice of conversion of the Notes is received by the Conversion Agent from, and including, the Effective Date of the Non-Stock Change of Control up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of an event that would have been a Fundamental Change but for the proviso in the definition thereof, the 35th Trading Day immediately following the Effective Date of such Non-Stock Change of Control). Such conversion notice shall indicate that the Holder has elected to convert Notes in connection with a Non-Stock Change of Control; provided, however, that the failure to so indicate shall not in any way affect the obligation of the Company to convert such Notes or the right of such Holder to receive Make-Whole Shares. A conversion of Notes will be deemed for these purposes to be “in connection with” a redemption pursuant to Section 11.01(a) if notice of conversion of the Notes is received by the Conversion Agent from, and including, the date the related notice of redemption is mailed pursuant to Section 11.03 until the close of business on the Business Day prior to the applicable Redemption Date. Such conversion notice shall indicate that the Holder has elected to convert Notes in connection with a redemption pursuant to Section 11.01(a); provided, however, that the failure to so indicate shall not in any way affect the obligation of the Company to convert such Notes or the right of such Holder to receive Make-Whole Shares.
On or before the 15th day after the occurrence of a Non-Stock Change of Control that does not also constitute a Fundamental Change, the Company will mail to the Trustee and to all Holders at their addresses shown in the Register of the Registrar, and to beneficial owners as required by applicable law, notice indicating that a Non-Stock Change of Control has occurred.
(b)    The number of Make-Whole Shares will be determined by reference to the table below and is based on the Effective Date and Stock Price. Notwithstanding anything to the contrary in this Indenture or the Notes, in the event that a conversion may be deemed to be both “in connection with” a Non-Stock Change of Control pursuant to Section 10.13(a) and “in connection with” a redemption pursuant to 11.01(a), such conversion will be deemed to be “in connection” with a Non-Stock Change of Control pursuant to Section 10.13(a) and not “in connection with” a redemption pursuant to 11.01(a).
(c)    The Stock Prices set forth in the first row of the table below will be adjusted as of any date on which the Applicable Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and the denominator of which is the Applicable Conversion Rate as so adjusted. In addition, the number of Make-Whole Shares issuable in accordance with the table below will be subject to adjustment in the same manner as the Applicable Conversion Rate as set forth in Section 10.06 through Section 10.10.

	Stock Price
Effective Date	$34.48	$40.00	$45.00	$47.58	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00
11/18/2013	3.7816	3.7816	2.7371	2.1374	2.0193	1.8284	1.6626	1.4962	1.3336	1.1073	0.9743
12/1/2014	3.7816	3.0013	2.1723	1.6963	1.6026	1.4511	1.3195	1.1875	1.0584	0.8788	0.7733
12/1/2015	3.7816	2.2510	1.6292	1.2722	1.2019	1.0883	0.9896	0.8906	0.7938	0.6591	0.5800
12/1/2016	3.7816	1.5007	1.0861	0.8481	0.8012	0.7255	0.6597	0.5937	0.5292	0.4394	0.3867
12/1/2017	3.7816	0.7504	0.5430	0.4240	0.4005	0.3627	0.3298	0.2968	0.2646	0.2197	0.1934
12/1/2018	3.7816	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
(d) If the exact Stock Price and Effective Date is not set forth in the table, then (i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the Make-Whole Shares issued upon conversion of the Notes will be determined by a straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Stock Prices and/or the earlier and later Effective Dates in the table, as applicable, based on a 365-day year, (ii) if the Stock Price is in excess of $80.00 per share of Common Stock (subject to adjustment as set forth in Section 10.13(c)), no Make-Whole Shares will be issued upon conversion of the Notes; and (iii) if the Stock Price is less than $34.48 per share of Common Stock (subject to adjustment as set forth in Section 10.13(c)), no Make-Whole Shares will be issued upon conversion of the Notes.
(e) To the extent permitted by applicable law and listing standards, the Company may make such increases in the Conversion Rate, in addition to those required by Section 10.06, 10.07, 10.08, 10.09 and 10.10 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
(f) To the extent permitted by applicable law and listing standards, the Company from time to time may increase the Conversion Rate by any amount for any period of time of at least 20 days or such longer period as may be required by applicable law, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
Section 10.14.    When Adjustment May Be Deferred.  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. Any adjustments that are less than 1% of the Conversion Rate will be carried forward and taken into account in determining any subsequent adjustment. In addition, the Company shall make any carry forward adjustments not otherwise effected as a result of this Section 10.14 on each anniversary of the date hereof, upon conversion of any Note, on each of the Trading Days within any Observation Period, upon required repurchases of the Notes pursuant to Section 3.01, and on each day from and after the 19th Scheduled Trading Day prior to the Maturity Date.
Section 10.15.    When No Adjustment Required.
(a)    Notwithstanding anything to the contrary in this Indenture, no adjustment need be made for a transaction referred to in Section 10.06, 10.07, 10.08, 10.09 or 10.10 if Noteholders participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of Common Stock participate with respect to such transaction or event and on the same terms as holders of Common Stock participate with respect to such transaction or event as if Noteholders, at such time, held a number of shares of Common Stock equal to the Applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder, without having to convert their Notes.
(b)    No adjustment need be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any such security.
(c)    No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.
(d)     No adjustment need be made for a change in the par value or no par value of Common Stock.
(e)     To the extent the Notes become convertible pursuant to this Article 10 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.
Section 10.16.    Notice of Adjustment.  Whenever the Conversion Rate is adjusted, the Company shall (a) promptly mail to Noteholders a notice of the adjustment or make the new Conversion Rate and its effective date available on its website or through another public medium as the Company may use at that time; and (b) provide the Trustee with an Officer’s Certificate setting forth the new Conversion Rate and its effective date. Such Officer’s Certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.
Section 10.17.    Notice of Certain Transactions.  If (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09 or 10.10 (unless no adjustment is to occur pursuant to Section 10.14 or Section 10.15), (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12, or (c) there is a liquidation or dissolution of the Company, then the Company shall mail to Noteholders and file with the Trustee and the Conversion Agent a notice stating the proposed

Ex‑Date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, combination, sale or conveyance. The Company shall file and mail the notice at least 15 days before such date; provided that if the Company elects to make a distribution described in Section 10.07, Section 10.08, or Section 10.09, and in the case of Section 10.08 or Section 10.09, that has a per share value equal to more than 15% of the Closing Price per share of Common Stock on the day preceding the declaration date for such distribution, the Company shall give notice to Holders at least 35 Business Days prior to the Ex‑Date for such distribution. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.
Section 10.18.    Right of Holders to Convert.  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right to convert its Note in accordance with this Article 10, and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.
Section 10.19.    Company Calculations; Company Determination Final.  The Company shall be responsible for making all calculations called for hereunder and under the Notes. These calculations include, but are not limited to, the Volume Weighted Average Price, the Weighted Average Consideration, Daily Conversion Values, Daily Settlement Amounts, the Closing Price, the Conversion Price, the Applicable Conversion Rate, the Specified Dollar Amount, the Redemption Price, the Fundamental Change Repurchase Price, the Designated Repurchase Price, the Daily Measurement Value, the Applicable Conversion Price, the Five-Day VWAP and the amount of cash and number of shares of Common Stock to be issued upon conversion of the Notes. The Company shall provide a schedule of the Company’s calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification. Whenever a provision of this Indenture requires the calculation of the Closing Prices, the Daily Conversion Values, the Daily Settlement Amounts, the Last Reported Sale Prices or any functions thereof over a span of multiple days (including, without limitation, during an Observation Period and during the five Trading Day period used to determine the Stock Price for a Fundamental Change), the Company shall make appropriate adjustments to each to account for any event requiring an adjustment to the Conversion Rate where the Ex-Date, effective date or Expiration Date of the event occurs at any time during the period in which the Closing Price, the Daily Conversion Values, the Daily Settlement Amounts, or functions thereof are to be calculated. The Company shall make all these calculations using commercially reasonable means and, absent manifest error, the Company’s calculations will be final and binding on Noteholders.
Section 10.20.    Trustee’s Adjustment Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.12 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company’s failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.20 as the Trustee.

Section 10.21. Simultaneous Adjustments.  For purposes of Section 10.08, Section 10.06 and Section 10.07, any dividend or distribution to which Section 10.08 is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the debt securities, assets or shares of Capital Stock other than such shares of Common Stock or rights, options or warrants (and any Conversion Rate adjustment required by Section 10.08 with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Section 10.06 and Section 10.07 with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to such dividend or distribution” within the meaning of Section 10.06.
Section 10.22.     Successive Adjustments.  After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.
Section 10.23.     Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 10 shall be entitled to receive the appropriate number of rights (“Rights”), if any, and the certificates representing Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any rights plan (i.e., a poison pill) adopted by the Company, as the same may be amended from time to time, is in effect, (in each case, a “Shareholders Rights Plan”). Upon conversion of the Notes a Holder will receive, in addition to any Common Stock received in connection with such conversion, the Rights under the Shareholders Rights Plan, unless prior to any conversion, the Rights have separated from Common Stock, in which case the Applicable Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Company Capital Stock, assets, debt securities or certain rights to purchase securities of the Company as described in Section 10.08, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of Rights pursuant to the Shareholders Rights Plan that would allow a Holder to receive upon conversion, in addition to shares of Common Stock, the Rights described therein (unless such Rights have separated from Common Stock) shall not constitute a distribution of Rights that would entitle the Holder to an adjustment to the Conversion Rate.
Section 10.24.    Withholding Taxes for Adjustments in Conversion Rate.  The Company may, at its option, set-off withholding taxes due with respect to Notes against payments of cash and shares of Common Stock, if any, and cash in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27 or Section 10.28, if any. In the case of any such set-off against Common Stock delivered upon conversion of the Notes, such Common Stock shall be valued based on the average of the Closing Prices for the last 10 Trading Days immediately preceding the date of payment of cash and shares of Common Stock, if any, and cash in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27 or Section 10.28, if any, on the Notes.
Section 10.25.    Reserved.

Section 10.26. Restricted Shares.
Any shares of Common Stock issued upon conversion of Transfer Restricted Notes that are “restricted securities” under Rule 144 are “Restricted Shares”. Any Restricted Shares shall bear appropriate legends regarding restrictions of the transfer of such Restricted Shares comparable to those set forth on Exhibit D.
Section 10.27.     Limitation on Issuance of Common Stock.
(a)    Notwithstanding anything to the contrary in the Indenture, unless the Company shall have received the shareholder approval described in Section 10.27(c), the Company shall not issue any shares of Common Stock pursuant to this Indenture (such shares, “Indenture Shares”) if, after giving effect to such issuance, the sum of (i) the aggregate number of issued Indenture Shares (taking into account any adjustments to the Conversion Rate pursuant to this Article 10) minus, if applicable, (ii) the product of (x) each share of Preferred Stock that through the date of calculation has been exchanged in the Exchange Transactions for cancellation as consideration for issuances of Indenture Shares multiplied by (y) the conversion rate for such share of Preferred Stock in effect on the date of the Exchange Agreement pursuant to which such share of Preferred Stock was exchanged, would exceed the “Maximum Shares” as calculated at the time of the proposed issuance by the following formula:

MS = (0.1999 x OS)
where,
MS = the Maximum Shares; and

OS = the number of shares of Common Stock outstanding on November 18, 2013, as appropriately adjusted for any subsequent event that would give rise to a change in the Conversion Rate pursuant to this Article 10.
(b)    If Indenture Shares otherwise issuable under the Indenture would, if issued, result in aggregate issuances of Indenture Shares exceeding the Maximum Shares as contemplated in Section 10.27(a), the Company shall, in lieu of issuing such shares of Common Stock, satisfy its obligation by a cash payment, to the extent permitted under the Company’s then outstanding Senior Debt, in an amount equal to the product of (i) the number of shares of Common Stock that the Company is unable to issue pursuant to Section 10.27(a) multiplied by (ii) the Five-Day VWAP. In the event that any such cash payment is not permitted under the Company’s then outstanding Senior Debt, Holders shall not be entitled to receive any consideration in lieu of the shares of Common Stock that it cannot issue pursuant to Section 10.27(a).
(c)    The restrictions of Section 10.27(a) shall automatically terminate if and when the shareholders of the Company duly approve the issuance of shares of Common Stock under the Indenture in excess of the Maximum Shares for purposes of Section 312.03 of the New York Stock

Exchange Listed Company Manual or any comparable rule of any other principal exchange on which the Common Stock is then traded.
Section 10.28.    5% Shareholder Limitations.
Notwithstanding anything to the contrary in this Article 10, no Holder shall be entitled to acquire shares of Common Stock delivered upon conversion of any Note to the extent (but only to the extent) that such Holder or a Related Person (i) is or was a 5% Shareholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the acquisition of Common Stock in connection with the conversion become a 5% Shareholder with respect to the Company. Any purported delivery of shares of Common Stock upon conversion by a Holder shall be void and have no effect to the extent (but only to the extent) that such Holder or a Related Person (i) is or was a 5% Shareholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the acquisition of Common Stock in connection with the conversion become a 5% Shareholder with respect to the Company. If any delivery of shares of Common Stock owed to any Holder upon conversion is not made, in whole or in part, as a result of the limitations in this Section 10.28, such Holder may either (i) receive a cash payment in lieu of such shares of Common Stock, to the extent permitted under the Company’s then outstanding Senior Debt, in an amount equal to the product of (x) the number of shares of Common Stock that the Company is unable to issue pursuant to this Section 10.28 multiplied by (y) the Five-Day VWAP or (ii) request the return of the Notes surrendered by it for conversion, after which the Company shall deliver such Notes to such Holder within two Trading Days after receipt of such request.
Section 10.29.    Waiver of 5% Shareholder Provisions.
The Company may, at its option, waive (as to a particular Holder or as to all Holders) any restrictions that limit a Holder from converting its Notes in the event that such Holder or a Related Person (i) is or was a 5% Shareholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the acquisition of Common Stock in connection with the conversion of such Notes become a 5% Shareholder with respect to the Company. In the event that the Company exercises its rights pursuant to this Section 10.29 to waive any such restrictions as to all Holders, the Company or, at the written request and expense of the Company, the Trustee, shall mail or cause to be mailed to each Holder 30 days prior to the effective waiver date an irrevocable notice stating that as of an effective date specified therein, the Company waives any restrictions that limit a Holder from converting its Notes in the event that such Holder or a Related Person (i) is or was a 5% Shareholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the acquisition of Common Stock in connection with the conversion of such Notes become a 5% Shareholder with respect to the Company (such notice, the “5% Shareholder Provision Waiver Notice”).
After the date of the mailing of such 5% Shareholder Provision Waiver Notice, whenever in the Notes or in this Indenture there is a reference, in any context, to any limitation on the ability of a Holder to convert its Notes to the extent that such Holder or a Related Person (i) is or was a 5% Shareholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the acquisition of Common Stock in connection with the conversion of such Notes become a 5% Shareholder with respect to the Company, such limitation shall be deemed waived, and such reference shall be qualified by the optional waiver provisions of this Section 10.29. Any express mention of such limitation on the ability of a Holder to convert its Notes shall not be construed as excluding the optional waiver provisions of this Section 10.29 in those provisions of this Indenture when such express mention is not made.
After the date of the mailing of the 5% Shareholder Provision Waiver Notice, the Company may at its option prepare, and the Trustee shall execute, a supplemental indenture to this Indenture that eliminates any provisions of the Indenture in respect of any limitation on the ability of a Holder to convert its Notes to the extent that such Holder or a Related Person (i) is or was a 5% Shareholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the conversion of such Notes become a 5% Shareholder with respect to the Company.

ARTICLE 11

REDEMPTION
Section 11.01.    Right to Redeem; Notices to Trustee.
(a)    The Company shall have the right, at the Company’s option, at any time, on a Redemption Date before December 1, 2018, to redeem all or, from time to time, any part of the Notes if the Volume Weighted Average Price is at least one hundred twenty percent (120%) of the then current Conversion Price for each of at least 20 Trading Days in the 30 consecutive Trading Days ending on, and including, the Trading Day prior to the mailing or sending of the notice of redemption pursuant to Section 11.03.
(b)    The Company shall also have the right, on or after December 1, 2018, to redeem the Notes in whole or in part at the option of the Company.
(c)    The redemption price at which the Notes are redeemable (the “Redemption Price”) shall be payable in cash and shall be equal to 100% of the principal of Notes to be redeemed, together with accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date; provided, however, that if Notes are redeemed on any Interest Payment Date, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date.
(d)    The Company may not redeem any Notes unless all accrued and unpaid interest (including Additional Interest, if any) on such Notes has been or is simultaneously paid for all semi-annual periods or portions thereof terminating prior to the Redemption Date. In addition, the Company may not redeem any Notes or deliver to any Holder of Notes a notice of redemption pursuant to Section 11.03 at any time when there exists any accrued and unpaid Defaulted Interest.

(e)    If the Company elects to redeem Notes pursuant to the optional redemption provisions of this Article 11, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate stating (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, (iv) the Redemption Price (or manner of calculation if not then known), (v) such election has been duly authorized by all requisite corporate action on the part of the Company, and (vi) complies with any applicable covenants or conditions precedent set forth in this Indenture. Any redemption may be cancelled by the Company upon written notice to the Trustee at any time prior to notice of redemption being sent to any Holder and thereafter shall be null and void. If the Redemption Price is not known at the time such notice is to be given, the actual Redemption Price, calculated as described in the terms of the Notes, will be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date.
Section 11.02.    Selection of Notes to be Redeemed.  If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate or as required by the Applicable Procedures (so long as such method is not prohibited by the rules of the New York Stock Exchange or any other stock exchange on which the Notes are then listed, as applicable). The Trustee shall make the selection within seven days from its receipt of the notice from the Company delivered pursuant to Section 11.03 from outstanding Notes not previously called for redemption.
Notes and portions of them the Trustee selects shall be in minimum principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption in whole also apply to Notes called for redemption in part. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.
If any Note selected for partial redemption is converted in part, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.
Section 11.03.    Notice of Redemption.  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Notes to be redeemed, and in the case of Global Notes registered in the name of the Depositary or its nominee, shall send such notice of redemption in accordance with the Applicable Procedures; provided, however, that the Company may not deliver any such notice to any Holder of Notes at any time when there exists any accrued and unpaid Defaulted Interest.
The notice shall specify the Notes to be redeemed (including “CUSIP”, “ISIN” or similar numbers) and shall state:
(i)    the Redemption Date;
(ii)    the Redemption Price;

(iii)    the Applicable Conversion Rate and any adjustments thereto;
(iv)    the name and address of the Paying Agent and Conversion Agent;
(v)    that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date; and
(vi)    the procedures a Holder must follow to exercise rights under Section 3.01.
At the Company’s written request delivered at least 30 days prior to the date such notice is to be given to the Holders (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense.
Section 11.04.    Effect of Notice of Redemption.  Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.
Section 11.05.    Deposit of Redemption Price.  On or prior to 12:00 p.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the aggregate Redemption Price of all the Notes or portions thereof which are to be redeemed as of the Redemption Date.
If the Paying Agent holds money sufficient to pay the Redemption Price with respect to the Notes or portions thereof to be redeemed on the Redemption Date in accordance with the terms of this Indenture, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price upon delivery of such Notes.
Section 11.06.    Notes Redeemed in Part.  Any Note which is to be redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not redeemed.

ARTICLE 12

PAYMENT OF INTEREST
Section 12.01.    Interest Payments.  Interest (including Additional Interest, if any) on the Notes will accrue from the most recent date to which interest has been paid or provided for on the Notes or, if no interest has been paid, from November 18, 2013, through the day before each Interest Payment Date. Interest on any Note that is payable (including Additional Interest, if any), and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the Person in whose name that Note is registered at the Close of Business on the Regular Record Date immediately preceding the related Interest Payment Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest payable in cash on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received, by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books. In the case of a Global Note, interest payable on any applicable Interest Payment Date will be paid by wire transfer of same-day funds to the Depositary for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof. If Additional Interest or Contingent Interest is payable on the Notes, the Company shall provide an Officer’s Certificate to the Trustee on or before the Regular Record Date for each Interest Payment Date such Additional Interest is payable setting forth the accrual period and the amount of such Additional Interest or Contingent Interest in reasonable detail. The Trustee may provide a copy of such Officer’s Certificate or other notice received from the Company relating to Additional Interest or Contingent Interest to any Holder upon request. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest or Contingent Interest is payable. If the Company has paid Additional Interest or Contingent Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.
Section 12.02.    Defaulted Interest.  Any interest on any Note that is payable (including Additional Interest, if any), but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest (including Additional Interest, if any) on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of his having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Section 12.02(a) or Section 12.02(b) below.
(a)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 30 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Paying

Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 12.02(a). Thereupon, the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the “Special Record Date”). The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Noteholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 12.02(b).
(b)    The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 12.02(b), such manner of payment shall be deemed practicable by the Trustee.
Section 12.03.    Contingent Interest.  In addition to any other interest payable pursuant to this Article 12 or the Notes, beginning with the six month period beginning on, and including, December 1, 2018, if the Contingent Interest Trading Price of the Notes for each Trading Day of the five consecutive Trading Day period (the “Contingent Interest Measurement Period”) ending on, and including, the second Trading Day immediately preceding the first day of any Contingent Interest Period is equal to or greater than the Upside Trigger, then the Company shall pay contingent interest (“Contingent Interest”) to the Holders in accordance with this Section 12.03. For the avoidance of doubt, the first date upon which Contingent Interest, if any, will be paid, will be June 1, 2019.
The amount of Contingent Interest payable per $1,000 principal amount of Notes in respect of any Contingent Interest Period, if applicable, shall be equal to one-quarter of one percent (0.25%) of the average Contingent Interest Trading Price per $1,000 principal amount of the Notes during the five consecutive Trading Days ending on, and including, the second Trading Day immediately preceding the first day of such Contingent Interest Period. Contingent Interest shall accrue from the first day of the applicable Contingent Interest Period to, but excluding, the Interest Payment Date immediately following the end of such Contingent Interest Period. For avoidance of doubt, regular cash interest shall continue to accrue at the per annum rate of 2.00% on the principal amount of the Notes whether or not Contingent Interest is paid, and Contingent Interest, if any, shall be in addition to such regular cash interest.
The Company shall determine the daily Contingent Interest Trading Prices of the Notes during each Contingent Interest Measurement Period during which any Notes are outstanding.

Upon determining that the Notes shall begin to accrue Contingent Interest during a Contingent Interest Period, the Company shall, on or before the beginning of such Contingent Interest Period, notify Holders and the Trustee of the fact that Contingent Interest has become payable and the amount of such Contingent Interest payable per $1,000 principal amount of Notes.
Contingent Interest, if any, shall accrue and be payable in the same manner, and on the same dates, as the stated interest payable on the Notes.
Section 12.04.    Interest Rights Preserved.  Subject to the foregoing provisions of this Article 12 and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid (including Additional Interest, if any), and to accrue, which were carried by such other Notes.
Section 12.05.    Computation of Interest.  Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed in such period.
ARTICLE 13

TAX TREATMENT; SUBORDINATION
Section 13.01.    Tax Treatment.  The Company agrees, and by purchasing a beneficial ownership interest in the Notes each Holder, and any Person that acquires a direct or indirect beneficial interest in the Notes, will be deemed to have agreed:
(a)    for U.S. federal income tax purposes, to treat the Notes as indebtedness of the Company that is subject to U.S. Treasury Regulations Section 1.1275-4 (the “Contingent Payment Regulations”);
(b)    for purposes of the Contingent Payment Regulations, to treat the fair market value of any shares of Common Stock and cash beneficially received by a beneficial holder upon any conversion of the Notes as a contingent payment;
(c)    to be bound by the Company’s determination that the Notes are contingent payment debt instruments subject to the “noncontingent bond method” within the meaning of the Contingent Payment Regulations;
(d)    to accrue original issue discount at the comparable yield as determined by the Company; and
(e)    to be bound by the Company’s projected payment schedule with respect to the Notes.
Section 13.02.    Comparable Yield and Projected Payment Schedule. Solely for purposes of applying Treasury Regulation section 1.1275-4 to the Notes:

(a)    for U.S. federal income tax purposes, the Company shall accrue interest with respect to outstanding Notes as original issue discount according to the “noncontingent bond method,” as set forth in Treasury Regulation section 1.1275-4(b), using a comparable yield of seven and eighty-four one hundredths percent (7.84%), compounded semi-annually, and the projected payment schedule as determined by the Company; and
(b)    the Company acknowledges and agrees, and each Holder and any beneficial owner of a Note, by its purchase of a Note, shall be deemed to acknowledge and agree, that (A) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying Treasury Regulation section 1.1275-4(b)(4) to the Notes; and (B) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the future stock price or the actual amounts payable on the Notes.
Holders that wish to obtain the amount of original issue discount, issue price, issue date, comparable yield and projected payment schedule may do so by submitting a written request to the Company (to the attention of the Chief Financial Officer) at the address set forth in Section 14.03 hereof.
Section 13.03.    Notes Subordinate to Senior Debt . The Company covenants and agrees, and each Holder, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Notes and the payment of the principal of and interest on (including Additional Interest, if any), each and all of the Notes, whether a Holder holds such Notes upon original issue or upon transfer, assignment or exchange thereof, are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.
Section 13.04.    Payment Over of Proceeds Upon Dissolution, Etc.
(a) In the event of (i) a Bankruptcy Default, or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company, then and in any such event the Holders shall not be entitled to receive any payment on account of principal of, or interest (including Additional Interest, if any), on, or with respect to the conversion of, the Notes (except, to the extent required by applicable law, payments made pursuant to Article 8 from monies deposited with the Trustee pursuant thereto prior to commencement of such case, proceeding, liquidation, dissolution or other winding up event, or assignment for the benefit of creditors) unless and until the holders of Senior Debt shall have received payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt. The Holders, by their acceptance of such Notes, shall be deemed to have consented, agreed and acknowledged that the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including, without limitation, any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, which may be payable or deliverable in respect of the Notes in any such case, proceeding, liquidation, dissolution or other winding up event.
(b) In the event that, notwithstanding the foregoing provisions of this Section 13.04, the Trustee or a Holder shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, before all Senior Debt is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Notes, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or the Holder receives for purposes of this Section 13.04.
(c) Notwithstanding anything in this Indenture to the contrary, for purposes of this Article 13 only, the words “cash, property or securities” shall not be deemed to include shares of Capital Stock of the Company as reorganized or readjusted, or securities, including warrants to purchase securities, of the Company or any other corporation or other entity provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article 13. The consolidation of the Company with, or the merger of the Company into, or the conveyance, transfer or lease by the Company of its properties and assets as, or substantially as, an entirety to, another Person upon the terms and conditions set forth in Article 5, or the liquidation or dissolution of the Company following any such conveyance, transfer or lease, shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 13.04 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease of such properties and assets as, or substantially as, an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article 5.
Section 13.05.    Prior Payment to Senior Debt Upon Acceleration of Notes.
(a) In the event that any Notes are declared due and payable before the Maturity Date, then and in such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash or cash equivalents, before the Holders are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes) by the Company on account of the principal of or premium, if any, or interest, if any, on the Notes or on account of the purchase or other acquisition of Notes.
(b) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder prohibited by the foregoing provisions of this Section 13.05, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.
Section 13.06.    No Payment When Senior Debt in Default.
(a) Subject to Section 13.06(c), (i) (A) in the event and during the continuation of any default in the payment of principal of or premium, if any, or interest, if any, on any Senior Debt beyond any applicable grace period with respect thereto (a “Payment Default”), or (B) in the event that any event of default, other than a Payment Default, with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable and a Responsible Officer of the Trustee receives a written notice of the default (a “Payment Blockage Notice”) from the Company or a representative of the Senior Debt, or (ii) in the event any judicial proceeding shall be pending with respect to any such Payment Default or event of default that shall be deemed to have occurred for the purpose of this Section 13.06, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes) shall be made by the Company on account of principal of or interest (including Additional Interest, if any), on, or with respect to the conversion of, the Notes. Notwithstanding the foregoing, following the delivery of a Payment Blockage Notice, no new Payment Blockage Notice may be delivered and no new period of payment blockage with respect to the Notes may begin until both (i) 365 days have elapsed since the effectiveness of the first Payment Blockage Notice and (ii) all scheduled payments of principal and Interest with respect to the Notes that are due have been paid in full in cash. No default that existed or was continuing on the date of delivery of any Payment Blockage Notice with respect to the Senior Debt whose holders delivered the Payment Blockage Notice may be made the basis of a subsequent Payment Blockage Notice by the holders of such Senior Debt, whether or not within a period of 365 consecutive days.
The Company may and shall resume payments on and distributions in respect of the Notes upon: (1) in the case of a Payment Default, the date upon which the default is cured or waived or ceases to exist, or (2) in the case of any event of default of the kind specified in Section 13.06(a)(i)(B), the earlier of the date on which such default is cured or waived or ceases to exist, in each case as and to the extent permitted under the documentation for the Senior Debt, or the 179th day after the date on which the applicable Payment Blockage Notice is received, in each case, unless the maturity of the Senior Debt has been accelerated or this Article 13 otherwise prohibits the payment or distribution at the time of such payment or distribution.
(b) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder prohibited by the provisions of this Section 13.06, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.
(c) No default in payment or event of default with respect to any Senior Debt shall be deemed to be a default in payment or event of default of the kind specified in Section 13.06(a)(i)(A) or Section 13.06(a)(i)(B), and no judicial proceeding with respect to any such default in payment or event of default shall be deemed to be a judicial proceeding of the kind specified in Section 13.06(a)(ii), if (x) the Company shall be disputing the occurrence or continuation of such default in payment or event of default, or any obligation purportedly giving rise to such default in payment or event of default, and (y) no final judgment holding that such default in payment or event of default has occurred and is continuing shall have been issued. For this purpose, a “final judgment” means a judgment that is issued by a court of competent jurisdiction, is binding on the Company, is in full force and effect and is not subject to judicial appeal or review (including, without limitation, because the time within which a party may seek appeal or review has expired); provided that, if any such judgment has been issued but is subject to judicial appeal or review, it shall nevertheless be deemed to be a final judgment unless the Company shall in good faith be prosecuting such appeal or a proceeding for such review.
Section 13.07.    Payment Permitted in Certain Situations. Nothing contained in this Article 13 or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 13.04 or under the conditions described in Section 13.05 or 13.06, from making payments at any time of or on account of the principal of or interest (including Additional Interest, if any), on the Notes or on account of the purchase or other acquisition of the Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of or interest, if any, on the Notes or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article 13.
Section 13.08.    Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full of all Senior Debt or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article 13 (equally and ratably with the holders of indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Notes are subordinated to the Senior Debt and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest, if any, on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article 13 to the holders of Senior Debt by Holders or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

Section 13.09.    Provisions Solely to Define Relative Rights. The provisions of Section 13.03 through Section 13.16, inclusive, are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in Section 13.03 through Section 13.16, inclusive, or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders the principal of and interest (including Additional Interest, if any), on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 13 of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
Section 13.10.    Trustee to Effectuate Subordination. Each Holder of a Security by his, her or its acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 13 and appoints the Trustee his attorney-in-fact for any and all such purposes.
Section 13.11.    No Waiver of Subordination Provisions.
(a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
(b) Without in any way limiting the generality of the foregoing paragraph, the Holders, by acceptance of such Notes, shall be deemed to have consented, agreed and acknowledged that the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 13 or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.
Section 13.12.    Notice to Trustee.
(a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the

Notes. Notwithstanding the provisions of this Article 13 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article 7, shall be entitled in all respects to assume that no such facts exist. For the avoidance of doubt, if on a date at least five Business Days prior to the date upon which by the terms hereof any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, or interest on any Note) the Trustee shall not have received with respect to such moneys the notice of prohibition provided for in this Section, then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.
(b) Subject to the provisions of Article 7, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 13, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 13, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
Regardless of anything to the contrary herein, nothing shall prevent any payment by the Trustee to the Holders of the Notes of amounts deposited with it pursuant to Section 8.01 or Section 8.03.
Section 13.13.    Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Article 7, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13.
Section 13.14.    Trustee Not Fiduciary for Holders of Senior Debt . The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt under this Indenture and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to the Holders or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 13 and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.
Section 13.15.    Rights of Trustee as Holder of Senior Debt; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.10 or Section 7.07.
Section 13.16.    Article Applicable to Paying Agents . In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 13 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 13 in addition to or in place of the Trustee.
ARTICLE 14

MISCELLANEOUS
Section 14.01.    Trust Indenture Act of 1939.  Except with respect to specific provisions of the Trust Indenture Act expressly referenced in the provisions of this Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture and the Notes; provided that in the event the Notes are registered for resale under the Securities Act, the Trust Indenture Act shall be applicable to, and shall govern, this Indenture and the Notes.
Section 14.02.    Noteholder Communications; Noteholder Actions.  (%3) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to this Indenture.
(b) Subject to Section 1.04, the Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)    The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. Such record date shall not be more than 30 days prior to the first solicitation of such consent or waiver or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 312 of the Trust Indenture Act. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.
Section 14.03.    Notices.
(a)    Any notice or communication to the Company shall be deemed given if in writing (i) when delivered in person or by overnight courier or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by email or facsimile transmission, with transmission confirmed. Any notice to the Trustee shall be effective only upon receipt. In each case the notice or communication should be addressed as follows:
if to the Company:
HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama
Attention: General Counsel
Fax: (205) 262-3948

if to the Trustee:
Wells Fargo Bank, National Association
7000 Central Parkway NE, Suite 550
Atlanta, GA 30328
Attn: Corporate Trust Services
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
(b)    Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of the Depositary or its nominee, in accordance with the Applicable Procedures. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Any defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.
(c)    Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
Section 14.04.    Communication by Holders with Other Holders.  Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.
Section 14.05.    Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, upon the Trustee’s request:
(1)    an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel stating that all such conditions precedent have been complied with.
Notwithstanding the foregoing, in the case of any such application or demand as to which the furnishing of such Officer’s Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished and no such Opinion of Counsel pursuant to this Section 14.05 shall be required with respect to the authentication and delivery of the Initial Notes.
Section 14.06.    Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(1)    a statement that each Person signing the certificate or opinion has read the covenant or condition and the related definitions;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;
(3)    a statement that, in the opinion of each such Person, that Person has made such examination or investigation as is necessary to enable the Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact or insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants.
Section 14.07.     Legal Holiday.  A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest shall accrue for the intervening period.
Section 14.08.    Rules by Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.
Section 14.09. Governing Law; Waiver of Jury Trial.  THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REFER CONSTRUCTION OF OR ANY DISPUTE UNDER THIS INDENTURE TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION).
EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 14.10.    No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.
Section 14.11.    Successors.  All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.
Section 14.12.    Counterparts.  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.13.    Severability.  In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 14.14.     Table of Contents and Headings.  The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.
Section 14.15.    No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.  No director, officer, employee, incorporator, member or stockholder, past, present or future, of the Company or of any successor corporation, as such, will have any liability, either directly or indirectly through the Company or any successor corporation, for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 14.16. U.S.A. PATRIOT Act.  The Company acknowledges that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.
HEALTHSOUTH CORPORATION, as Issuer

By:	/S/ Edmund M. Fay
	Name:	Edmund M. Fay
	Title:	Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/S/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A
[FACE OF NOTE]
HealthSouth Corporation
2.00% Convertible Senior Subordinated Note due 2043
No. __
CUSIP No. 421924 BL4
ISIN No. US421924BL47
HealthSouth Corporation, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co. or its registered assigns, the principal sum of $320,000,000.00 on December 1, 2043.
Initial Interest Rate: 2.00% per annum.
Interest Payment Dates: June 1 and December 1, commencing June 1, 2014.
Regular Record Dates: May 15 and November 15.
The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Debt, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by, such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his, her or its attorney-in-fact for any and all such purposes.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.
HEALTHSOUTH CORPORATION
By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)
This is one of the 2.00% Convertible Senior Subordinated Notes due 2043 described in the Indenture referred to in this Note.

Date:	Wells Fargo Bank, National Association, as Trustee
By:
Authorized Signatory

[REVERSE SIDE OF NOTE]
HealthSouth Corporation
2.00% Convertible Senior Subordinated Note due 2043
Principal and Interest.
The Company promises to pay the principal of this Note on December 1, 2043.
The Company promises to pay interest (including Additional Interest, if any) on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 2.00% per annum.
Interest (including Additional Interest, if any) will be payable semiannually on June 1 and December 1 of each year (to the holders of record of the Notes at the Close of Business on the May 15 or November 15 immediately preceding the interest payment date), commencing June 1, 2014.
Interest on this Note will accrue from the most recent date to which interest has been paid or provided for on this Note or, if no interest has been paid, from November 18, 2013, through the day before each Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30‑day months and for any period shorter than a full month, on the basis of the actual number of days elapsed in such period.
The Company shall pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 2.00%. Defaulted Interest shall be paid to the Persons that are Holders on a Special Record Date, which will established as set forth in the Indenture referred to below.
In addition to the foregoing, beginning with the six (6) month period beginning on, and including, December 1, 2018, if the Contingent Interest Trading Price of the Notes for each Trading Day of the five consecutive Trading Day period (the “Contingent Interest Measurement Period”) ending on, and including, the second Trading Day immediately preceding the first day of any Contingent Interest Period, is equal to or greater than the Upside Trigger, then the Company shall pay contingent interest (“Contingent Interest”) to the Holder of this Note in accordance with Section 12.03 of the Indenture.
The amount of Contingent Interest payable per $1,000 principal amount of Notes in respect of any Contingent Interest Period, if applicable, shall be equal to one-quarter of one percent (0.25%) of the average Contingent Interest Trading Price per $1,000 principal amount of the Notes during the five consecutive Trading Days ending on, and including, the second Trading Day immediately preceding the first day of such Contingent Interest Period. Contingent Interest shall accrue from the first day of the applicable Contingent Interest Period to, but excluding, the Interest Payment Date immediately following the end of such Contingent Interest Period, and Contingent Interest shall be payable to Holders in the same manner as regular cash interest. For avoidance of doubt, regular cash interest shall continue to accrue at the per annum rate of two percent (2.00%) on the principal amount of this Note whether or not Contingent Interest is paid, and Contingent Interest, if any, shall be in addition to such regular cash interest.
As used herein, the term “interest” includes Contingent Interest, if any, but without duplication.
Method of Payment.
Subject to the terms and conditions of the Indenture, the Company shall pay interest on this Note to the Person who is the Holder of this Note at the Close of Business on the Regular Record Date immediately preceding the related Interest Payment Date. The Company shall pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
Paying Agent, Conversion Agent and Registrar.
Initially, the Trustee shall act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co‑registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co‑registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.
Indenture.
This is one of the Notes issued under an Indenture dated as of November 18, 2013 (as amended from time to time, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control. The Notes are general unsecured obligations of the Company.
Repurchase at the Option of the Holders.
Upon the occurrence of a Fundamental Change, a Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in minimum principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
Subject to the terms of the Indenture, a Holder shall have the option to require the Company to purchase any outstanding Notes on each of December 1, 2020, December 1, 2027,

December 1, 2034 and December 1, 2041 at a price equal to the Designated Repurchase Price specified in the Indenture.
Redemption at the Option of the Company.
No sinking fund is provided for the Notes. The Notes are redeemable as a whole, or from time to time in part, at the Company’s option, at any time, on a Redemption Date before December 1, 2018, if the Volume Weighted Average Price is at least one hundred twenty percent (120%) of the then current Conversion Price for each of at least 20 Trading Days in the 30 consecutive Trading Days ending on, and including, the Trading Day prior to the mailing or sending of the notice of redemption pursuant to Section 11.03 of the Indenture. The Notes also are redeemable as a whole, or from time to time in part, at any time commencing on December 1, 2018 at the option of the Company. The redemption price (the “Redemption Price”) for any such redemption is equal to 100% of the Principal Amount of Notes to be redeemed, together with accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date.
Conversion.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert this Note or portion thereof that is at least $1,000 or an integral multiple of $1,000 in excess thereof at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in and subject to the limitations of the Indenture. The Company shall pay or deliver to the Holder cash and shares of Common Stock, if any, as provided in the Indenture, and shall pay cash in lieu of shares of Common Stock that cannot be issued pursuant to the terms of the Indenture.
Defaults and Remedies.
Subject to certain exceptions, if an Event of Default, other than a Bankruptcy Default, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders may, declare the principal of and accrued interest (including Additional Interest, if any) on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest (including Additional Interest, if any) will become immediately due and payable. If a Bankruptcy Default occurs and is continuing, the principal of and accrued interest (including Additional Interest, if any) on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.
Amendment and Waiver.
Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of at least a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this Note to, among other things, cure any ambiguity, omission, defect or inconsistency in the Indenture or this Note that does not adversely affect the rights of any Holder of the Notes.
Registered Form; Denominations; Transfer; Exchange.
The Notes are in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees as set forth in the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee shall not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
Persons Deemed Owners.
The registered Holder of this Note may be treated as the owner of this Note for all purposes.
Unclaimed Money or Notes.
Subject to applicable abandoned property law, the Trustee and each Paying Agent shall pay or deliver, as the case may be, to the Company upon request any money, Common Stock or other consideration held by them for the payment of the principal amount of (including the relevant Repurchase Price or Redemption Price) and interest (including Additional Interest, if any) on, or the amount due in connection with any conversion of, this Note that remains unclaimed for two years after a right to such money, Common Stock or other consideration has matured.
Trustee Dealings with the Company.
The Trustee, in its individual or any other capacity, may become the owner or pledgee of this Note and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.
No Recourse Against Others.
No director, officer, employee, incorporator, member or stockholder, past, present or future, of the Company or of any successor corporation, as such, will have any liability, either directly or indirectly through the Company or any successor corporation, for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.
Authentication.
This Note shall not be valid until an authorized officer of the Trustee signs manually the Trustee’s Certificate of Authentication on the other side of this Note.

Governing Law.
THE INDENTURE AND THE NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REFER CONSTRUCTION OF OR ANY DISPUTE UNDER THE INDENTURE OR THIS NOTE TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION).
Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]
FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.
Your Signature:
Date:
(Sign exactly as your name appears on the
other side of this Note)
*Signature guaranteed by:
By:

*    The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama
Attention: General Counsel
Fax: (205) 968-6384

Wells Fargo Bank, National Association
608 Second Avenue South, N9303-121
Minneapolis, Minnesota 55479
Attention: Corporate Trust Operations
Email: DAPSReorg@wellsfargo.com

CONVERSION NOTICE
To convert this Note, check the box:
To convert only part of this Note, state the principal amount to be converted (must be a minimum of $1,000 principal amount or an integral multiple of $1,000 principal amount): $__________.
This Conversion Notice is being delivered in connection with the following:
☐ Non-Stock Change of Control
☐ Notice of Redemption pursuant to Section 11.01(a) of the Indenture
In connection with any conversion of Notes pursuant to Section 10.01 or 11.01 of the Indenture, the undersigned confirms and certifies as to the statements checked below:
CHECK ONLY ONE BOX BELOW (AND, IF NECESSARY, INSERT RELEVANT INFORMATION):
☐ 1    For purposes of applying Section 382 to the Company, the Holder and each of its Related Persons (i) is not and was not a 5% Shareholder with respect to the Company at any time during the Section 382 Testing Period ending on the Conversion Date and (ii) would not as a result of the acquisition of Common Stock in connection with the conversion of the Note that is the subject of this Conversion Notice become a 5% Shareholder with respect to the Company.
☐ 2    For purposes of applying Section 382 to the Company, the Holder or any of its Related Persons is or was a 5% Shareholder with respect to the Company during the Section 382 Testing Period ending on the Conversion Date.
The principal amount of the Notes held by the Holder is $___________.
The Holder requests a waiver from the Company pursuant $___________

to Section 10.29 of the Indenture to convert the following principal amount of Notes:…………………………...
☐ 3    For purposes of applying Section 382 to the Company, the Holder and each of its Related Persons (i) is not and was not a 5% Shareholder with respect to the Company at any time during the Section 382 Testing Period ending on the Conversion Date and (ii) the acquisition of Common Stock in connection with the conversion of the Notes subject to this Conversion Notice will result in the Holder or any of its Related Persons becoming a 5% Shareholder with respect to the Company.
The principal amount of the Notes held by the Holder is $___________.

The conversion of the following principal amount of the Holder’s Notes will not result in the Holder or any of its Related Persons becoming a 5% Shareholder with respect to the Company:……………………………………	$
The Holder requests a waiver from the Company pursuant to Section 12.29 of the Indenture to convert the following principal amount of Notes:…………....................................	$

If you want the stock certificate made out in another Person’s name or cash paid to another person, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

1    Pursuant to the terms of the Indenture, absent a waiver from the Company, no Notes may be converted pursuant to Section 10.01 of the Indenture to the extent that the converting Holder or any of its Related Persons (i) is or was a 5% Shareholder with respect to the Company at any time during the Section 382 Testing Period ending on the Conversion Date or (ii) would, as a result of the acquisition of Common Stock in connection with the conversion of the Notes the subject of a Conversion Notice, become a 5% Shareholder with respect to the Company.

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.
Your Signature:
Date:
(Sign exactly as your name appears on the
other side of this Note)
*Signature guaranteed by:
By:

*    The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Schedule I*
No. __
The initial principal amount of this Global Note is $______________.

Date	Principal Amount of this Global Note	Notation Explaining Change in Principal Amount	Authorized Signature of Trustee

*    This schedule should be included only if the Note is a Global Note.

EXHIBIT B
DTC LEGEND
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

B-1

EXHIBIT C

OID LEGEND

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS SECURITY, PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF HEALTHSOUTH CORPORATION AT 3660 GRANDVIEW PARKWAY, SUITE 200, BIRMINGHAM, ALABAMA (FACSIMILE: (205) 969-6670)

EXHIBIT D
TRANSFER RESTRICTION LEGEND
THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

EXHIBIT E
CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF TRANSFER RESTRICTED NOTES

Re:	2.00% Convertible Senior Subordinated Notes due 2043 (the “Notes”) of HealthSouth Corporation
This certificate relates to $                principal amount of Notes owned in (check applicable box)
book-entry or definitive form by                    (the “Transferor”).
The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.
In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.13 of the Indenture dated as of November 18, 2013 between HealthSouth Corporation and Wells Fargo Bank, National Association, as trustee (the “Indenture”), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):
Such Note is being transferred pursuant to an effective registration statement under the Securities Act.
Such Note is being transferred outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act.
Such Note is being acquired for the Transferor’s own account, without transfer.
Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.
Such Note is being transferred to a Person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.
Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Note will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

Date:
(Insert Name of Transferor)